Exhibit 99.1

SALE-LEASEBACK COMMITMENT AGREEMENT

THIS SALE-LEASEBACK COMMITMENT AGREEMENT (this “Agreement”) is entered into as of this      day of                      2004, by and between CNLRS ACQUISITIONS, INC., a Maryland corporation, having an address at 450 South Orange Avenue, Suite 900, Orlando, Florida 32801 (“CNLR”), and UNITED RENTALS, INC., a Delaware corporation, having an address at Five Greenwich Office Park, Greenwich, Connecticut 06831-5180 (“URI”).

RECITALS

A. CNLR and URI desire to enter into a commitment whereby URI or URI’s affiliates or related entities (“Seller/Tenant”) simultaneously will sell to CNLR and CNLR will leaseback to Seller/Tenant (with a guaranty from URI) certain parcels of real property as more particularly defined in this Agreement, in several transactions between the date of this Agreement and December 31, 2005 (the “Commitment Period”).

B. The agreements and other documentation to be executed by CNLR and Seller/Tenant in connection with such sale-leaseback transactions, include, but are not limited to: (i) a Real Estate Purchase and Sale Contract by and between CNLRS Acquisitions, Inc. and Seller/Tenant in the form attached hereto as Exhibit A (the form “Purchase Agreement”), and (ii) a Lease Agreement between CNLR and Seller/Tenant in the form attached hereto as Exhibit B (the form “Lease”), provided, however, if CNLR develops a Property and leases it back to Seller/Tenant then the terms of the Lease for such Property shall be modified to the parties’ mutual satisfaction. The Purchase Agreement, the Lease and all other documents to be executed and delivered by CNLR and URI in connection with the sale-leaseback transactions are referred to herein, collectively, as the “Sale-Leaseback Documents.”

C. CNLR’s execution and delivery of this Agreement is a material inducement for Seller/Tenant to enter into the Transactions (as hereinafter defined), and Seller/Tenant will not enter into the Sale-Leaseback Documents or the Transactions under this Agreement without CNLR’s execution and delivery of this Agreement.

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged and agreed to by CNLR, the parties hereto agree as follows:

ARTICLE I. COMMITMENT TERMS

1. Agreement of CNLR and URI. Subject to and in accordance with the terms and conditions of this Agreement, upon the request of URI, CNLR hereby agrees to enter into, or cause an affiliate to enter into Purchase Agreements for sale-leaseback transactions with Seller/Tenant during the Commitment Period for a total amount not to exceed Seventy Five Million and 00/100 Dollars ($75,000,000) (the “Total Commitment Amount”):

(a) First Transaction/Closing. Simultaneously herewith CNLR or its affiliate and Seller/Tenant shall enter the Purchase Agreement for the purchase and sale-leaseback of Properties (as hereinafter defined), with a collective value of at least $25,000,000 (the “First Transaction”). Seller/Tenant agrees to endeavor to close on the First Transaction on or before December 22, 2004. As used herein, “Properties” shall mean a parcel of real property being operated as a United Rental retail rental and equipment store located in the continental United States.

(b) Other Transactions/Closings. At any time during 2005 and upon Seller/Tenant’s written request, CNLR or its affiliate shall enter into one or more Purchase Agreements (each, a “Transaction” and with the First Transaction, collectively, the “Transactions”) for the purchase and sale-leaseback of Properties with a value of not more than an amount equal to (i) the Total Commitment Amount, less (ii) the combined value of the Properties closed on in the First Transaction and any other Transaction, as set forth in this subsection and in subsections (a) above; provided, however, in no event shall any Transaction have a collective value of less than $10,000,000 unless agreed to in writing by the parties thereto.

2. Identification of Properties, Due Diligence, etc.

(a) If URI desires to cause CNLR to enter into a Transaction for Properties in accordance with the terms of this Agreement, URI shall provide written notice thereof to CNLR in accordance with the notice provisions of this Agreement, together with a list of Properties, the value of each Property, and the total value of all of the Properties in that Transaction (collectively, the “Transaction Notice”).

(b) Within ten (10) days of receipt of any Transaction Notice, URI and CNLR shall enter into the Purchase Agreement for the Properties in the same form as the form attached hereto. CNLR shall have the due diligence period and the review and termination rights set forth in the Purchase Agreement with respect to those Properties, and shall CNLR terminate the Purchase Agreement in accordance with its terms, CNLR shall have no obligation thereunder to purchase the Properties; provided, however, in the event CNLR rejects any or all of the Properties identified in the Transaction Notice then URI may substitute other Properties for purchase and lease back. CNLR shall act in good faith in reviewing the Properties identified in the Transaction Notice. URI agrees to cooperate reasonably with CNLR with respect to such due diligence and to deliver to CNLR, as available, the due diligence materials required under the Purchase Agreement. The reasonable costs and expenses incurred by CNLR in connection with its due diligence investigation of any Property shall be apportioned between CNLR and URI in the manner set forth more fully in the Purchase Agreement.

(c) As long as all preconditions to CNLR’s obligations described in Section 3 have been satisfied, then the closing of the purchase and leaseback of the proposed Properties shall take place in accordance with the terms and conditions of the Purchase Agreement. The closing shall take place as set forth in the Purchase Agreement.

3. Preconditions to Obligation. Notwithstanding any other term or provision of this Agreement to the contrary, CNLR shall not be obligated to enter into any Transaction pursuant to this Agreement or to purchase any Properties pursuant to this Agreement from Seller/Tenant unless all of the following requirements shall have been satisfied:

(a) URI enters into and fully performs its obligations under the applicable Purchase Agreement.

(b) The purchase price of each Property shall not exceed the appraised value thereof, as determined by an MAI appraisal acceptable to CNLR in its reasonable discretion.

(c) The sale and leaseback of such Property shall not violate any applicable laws or governmental regulations.

(d) As of the closing date of such proposed sale-leaseback Transaction (i) the long term local issuer credit rating (the organizational rating) assigned to URI shall not be lower than “BB” as rated by Standard & Poor’s Corporation (or its successor) nor lower than “B1” as rated by Moody’s (or its successor), and (ii) the credit rating of the outstanding notes of United Rentals North America, Inc. with a maturity date of 02/15/12 shall not be lower than “BB-” as rated by Standard & Poor Corporation (or its successor) or “B1” as rated by Moody’s (or its successor); provided, however, notwithstanding (i) or (ii) this requirement shall be deemed to be satisfied if URI’s EBITDA (arising from operations), as defined below, for the immediately preceding trailing 12 month period is not less than $750,000,000 based upon the financial information reported in URI’s then-current earnings press releases and applicable SEC filings in effect as of the closing date. As used in this Section, the definition of “EBITDA” shall mean Net Income + Interest Expense + Income Taxes + Depreciation and Amortization, but shall exclude any goodwill impairment charges or any charges arising from the URI’s 2004 re-financing, which were reported prior to September 30, 2004.

(e) URI shall guaranty each and every Lease with Seller/Tenant in accordance with the form of guaranty agreed to by the parties and attached to the Purchase Agreement.

(f) CNLR shall have reviewed and approved any and all matters or items CNLR may obtain and approve under the Purchase Agreement, in accordance with the terms and conditions of the Purchase Agreement.

(g) The Inspection Period under the Purchase Agreement has expired without termination by CNLR, and all of the conditions precedent to closing set forth in the Purchase Agreement shall have been satisfied in the time required therein. Nothing in this Agreement shall be deemed a waiver of CNLR’s right under any applicable Purchase Agreement to terminate that Purchase Agreement during the Inspection Period as to all of the Properties covered by that Purchase Agreement, in accordance with the terms and conditions of that Purchase Agreement.

4. Terms and Conditions of Transaction. The sale and lease back of each of the Properties hereunder shall be upon the same terms and conditions as are set forth in the form Purchase Agreement and the Sale-Leaseback Documents. Without limiting the generality of the foregoing, the purchase price for each Property shall be the total sum of the initial rent to be paid by Seller/Tenant under the lease for such Property divided by a capitalization rate of 8.75% for 15 year leases or, if Buyer and Seller agree to do a 20 year lease for a Premises, then the capitalization rate shall be negotiated and agreed to by the parties; provided, however, the capitalization rate is subject to increase (but not decrease), based on the daily average price of the ten year U.S. Treasury Note for the 20 business days immediately preceding the date which is 3 days prior to the date of the applicable closing (the “Average Yield”). If the Average Yield is above 4.85%, then the capitalization rate shall increase 1 basis point for every 2 basis points that this yield is above 4.85% and the initial Rent number set forth above shall be adjusted accordingly. Rent shall increase during the term of the lease as set forth more particularly in the Lease .

5. Not Exclusive Arrangement. CNLR expressly acknowledges and agrees that URI and Seller/Tenant shall have the right and option to engage in other sale-lease transactions with other persons during the Commitment Period, and no such transaction shall be deemed a breach by URI or Seller/Tenant of any obligations hereunder. This Agreement shall not be deemed an exclusive agreement relating to sale-lease transactions between CNLR and Seller/Tenant. Nothing herein shall obligate URI or Seller/Tenant to sell any Property to CNLR or lease back any Property from CNLR.

6. Right of First Offer.

(a) At any time during 2005 (the “Offer Period”), CNLR shall have a right of first offer with respect to groups of Properties being offered for sale by Seller/Tenant in the same states as the Properties included in the First Transaction and purchased by CNLR (“Eligible Properties”). The term “Eligible Properties” shall be deemed not to include (i) a Property being sold individually regardless of the value; or (ii) Properties located in states other than those included in the First Transaction. The term Eligible Properties shall also be deemed to exclude the sale of two (2) or more Properties with an aggregate value of $10,000,000 or less (“Minor Sales”); provided, however, such Minor Sales shall be considered Eligible Properties if Seller/Tenant enters into three (3) or more Minor Sales during the Offer Period with any one entity or its affiliates.

7. During the Offer Period, Seller/Tenant shall notify CNLR in writing before offering Eligible Properties for sale to arms length parties. CNLR shall have an option, exercisable by written notice to Seller/Tenant within ten (10) days after receipt of Seller/Tenant’s notice, to purchase the Eligible Properties on the terms and conditions set forth in the Sale-Leaseback Documents. Promptly after CNLR exercises its option, the parties shall enter into the Sale-Leaseback Documents for such Eligible Properties.

ARTICLE II. MISCELLANEOUS

1. Incorporation of Recitals. The recitals set forth above are hereby incorporated into and made a part of this Agreement.

2. Effect of Breach. Upon a breach of this Agreement by either party hereto, the other party shall have whatever rights and remedies are available to it in law or equity.

3. Notices. Any notice required or permitted to be given under this Agreement shall be deemed given if delivered personally or sent by (a) United States registered or certified mail, postage prepaid, return receipt requested or (b) overnight courier service, and sent to the addresses set forth below or such other address as may be designated by either party by written notice to the other. Except as otherwise provided in this Agreement, every notice, demand, request or other communication hereunder shall be deemed to have been given or served upon actual receipt thereof. Accordingly, a notice shall not be effective until actually received. Notwithstanding the foregoing, any notice mailed to the last designated address of any person or party to which a notice may be or is required to be delivered pursuant to this Agreement shall not be deemed ineffective if actual delivery cannot be made due to a change of address of the person or party to which the notice is directed or the failure or refusal of such person or party to accept delivery of the notice.

If to URI:	United Rentals, Inc.
Five Greenwich Office Park
Greenwich, Connecticut 06831-5180
Attn: Legal Department (Real Estate)

With a copy to:	United Rentals, Inc.
Two N. Cascade, Suite 420
Colorado Springs, Colorado 80903
Attn: Joe Kondrup

If to CNLR:	Commercial Net Lease Realty, Inc.
450 South Orange Avenue, Suite 900
Orlando, Florida 32801
Attention: General Counsel

With copy to:	Lowndes, Drosdick, Doster, Kantor & Reed, P.A.
450 South Orange Avenue, Suite 800
Orlando, Florida 32801
Attention: Christopher Tessitore, Esquire

4. Assignment. Neither party may assign its rights or obligations hereunder to any other person without the consent of the other party hereto, which may be granted or withheld in such party’s sole discretion, except CNLR may assign its rights and obligations hereunder to Commercial Net Lease Realty, Inc. Subject to the foregoing, this Agreement shall be binding upon and shall inure to the benefit of each of the parties hereto and their respective successors and assigns. Anything in this paragraph to the contrary notwithstanding, the prior written consent of the other party shall not be required with respect to an assignment to an entity succeeding to substantially all of the business of the assigning party, by merger or consolidation or by acquisition of assets or stock.

5. Captions. The several headings and captions of the sections and subsections used herein are for convenience of reference only and shall in no way be deemed to limit, define or restrict the substantive provisions of this Agreement.

6. Entire Agreement; Recording. This Agreement constitutes the entire agreement of the parties hereto with respect to the purchase and sale of properties, and supersedes any prior or contemporaneous agreement with respect thereto. No amendment or modification of this Agreement shall be binding upon the parties unless made in writing and signed by both parties. Neither this Agreement nor any memorandum thereof shall be recorded by any party and, if recorded by any party, the other party hereto may immediately terminate all of its obligations under this Agreement. Any rule of construction to the effect that any ambiguities are to be resolved against the drafting party shall not apply to the interpretation of this Agreement or any amendments or exhibits hereto.

7. Time of Essence. Time is of the essence with respect to the performance of all of the terms, conditions and covenants of this Agreement.

8. Cooperation. The parties shall cooperate fully with each other to carry out effectively the intent of this Agreement and the purchase and lease of any properties as contemplated hereunder, in accordance herewith and the satisfaction and compliance with all of the conditions and requirements set forth herein, and shall execute such instruments and perform such acts as may be reasonably requested by either party hereto.

9. Governing Law. This Agreement and the rights of the parties hereunder shall be governed by and construed in accordance with the laws and customs of the State of Florida.

10. Counterparts. This Agreement may be executed in any number of counterparts and by the different parties hereto on separate counterparts each of which, when so executed, shall be deemed an original, but all such counterparts shall constitute but one and the same instrument.

11. Attorneys’ Fees. In the event any party to this Agreement should bring suit against the other party in respect to any matters provided for herein, the prevailing party shall be entitled to recover from the non-prevailing party its costs of court, legal expenses and reasonable attorneys’ fees. As used herein, the “prevailing party” shall include, without limitation, any party who dismisses an action for recovery hereunder in exchange for payment of the sums allegedly due, performance of covenants allegedly breached or consideration substantially equal to the relief sought in the action.

12. Waiver. One or more waivers of any covenant, term or condition of this Agreement by either party shall not be construed as a waiver of any subsequent breach of the same covenant, term or condition. The consent or approval by either party to or of any act by the other party requiring such consent or approval shall not be deemed to waiver or render unnecessary consent to or approval of any subsequent similar act.

13. Relationship of the Parties. Nothing herein contained shall be deemed or construed by the parties hereto, nor by any third party, as creating the relationship of principal and agent or of partnership or of joint venture between the parties hereto, it being understood and agreed that no provision contained herein, nor any acts of the parties hereto shall be deemed to create the relationship between the parties hereto other than as set forth herein.

14. Announcements. As the Seller is a public company, and the Buyer is a subsidiary of a public company, neither Seller nor Buyer shall issue any press release regarding this Agreement or regarding any Transaction which mentions Buyer and Seller unless and except Buyer and Seller have both approved the press release, such approval not to be unreasonably withheld or delayed. No prior consent or notice is required from either Buyer or Seller for any public disclosures related to a closed Transaction.

15. Non-Binding Until Fully Executed. The submission of this Agreement for examination, negotiation and signature does not constitute an offer to purchase or a reservation of, or an option for, the properties. This document shall not be binding or in effect until at least one counterpart hereof has been duly executed by CNLR and URI and delivered to CNLR and URI.

16. Reimbursement of Due Diligence Costs.

(a) At the time of closing on the First Transaction, URI agrees to reimburse CNLR for CNLR’s actual third party out of pocket costs incurred by CNLR in performing due diligence on the Properties identified in Exhibit C attached hereto; provided, however URI shall have no obligation to reimburse CNLR for such costs for any of the Properties (i) offered for sale to CNLR under the Transactions and timely rejected by CNLR as part of its due diligence under the Sale-Leaseback Documents; or (ii) conveyed to CNLR as part of another Transaction. If CNLR receives reimbursement from URI at the closing of the First Transaction but purchases one or more of the Properties identified on Exhibit C as part of the another Transaction then URI shall be entitled to a credit at closing for such reimbursements.

(b) URI shall have ten (10) business days (the “Lease Review Period”) from the date of this Agreement to obtain confirmation from its internal accounting department and its external auditor that the Lease shall be considered an operating lease and not a capital lease under applicable tax laws, rules, regulations and procedures. Should URI determine that the Lease will be considered a capital lease or should URI be unable to make a determination within the Lease Review Period, then URI may terminate this Agreement and the Purchase Agreement for the first Transaction by providing written notice to CNLR before the end of the Lease Review Period. Should URI fail to deliver a termination notice to CNLR during the Lease Review Period, URI shall have no continuing right under this subsection to terminate this Agreement or any Purchase Agreement. Should URI terminate this Agreement and the Purchase Agreement for the first Transaction during the Lease Review Period, URI shall reimburse CNLR for CNLR’s actual third party out of pocket costs incurred by CNLR on or after November 10, 2004 in performing due diligence on only those Properties in the first Transaction (including reasonable attorney’s fees incurred in reviewing survey, title and other due diligence items on those Properties). The obligations of the parties in this subsection shall survive the termination of this Agreement.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS HEREOF, the parties have set their hands as of the date first above written.

CNLRS ACQUISITIONS, INC.,
a Maryland corporation

By:
Name:
Title:

UNITED RENTALS, INC.,
a Delaware corporation

By:
Name:
Title:

EXHIBIT A

REAL ESTATE PURCHASE AND SALE CONTRACT

by and between

CNLRS ACQUISITIONS, INC.

a Maryland corporation, or assigns,

as BUYER

and

UNITED RENTALS, INC.

a Delaware corporation,

as SELLER

Premises: The Properties each as described in Exhibit A and Listed on Exhibit I:

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Attachments:

Exhibit A -	Description of the Respective Premises

Exhibit B -	Permitted Exceptions

Exhibit C -	Intentionally Omitted

Exhibit D -	Intentionally Omitted

Exhibit E -	Form of Assignment of Licenses, Permits, Plans, Contracts and Warranties

Exhibit F -	Form of Deed

Exhibit G -	Form of Bill of Sale

Exhibit H -	List Of Properties And The Rents Payable By Tenant At Each Of The Respective Premises

Exhibit I -	Form of Lease

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REAL ESTATE PURCHASE AND SALE CONTRACT

THIS REAL ESTATE PURCHASE AND SALE CONTRACT (this “Agreement”) made and entered into as of the Effective Date set forth herein, by and between UNITED RENTALS, INC., a Delaware corporation, having a mailing address at Five Greenwich Office Park, Greenwich, CT 06831 (“Seller”), and CNLRS ACQUISITIONS, INC., a Maryland corporation, or its assigns, having a mailing address at 450 South Orange Avenue, Suite 900, Orlando, Florida 32801 (“Buyer”);

W I T N E S S E T H:

WHEREAS, Seller is the fee simple owner of and is willing to sell the real properties and the improvements thereon located in the Cities and State(s) listed on Exhibit H hereto as more fully described in Exhibit A attached hereto and by reference incorporated herein, and Buyer is willing to purchase such real property from Seller, upon the terms and conditions hereinafter set forth;

NOW, THEREFORE, in consideration of the mutual covenants and agreements herein contained and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, and intending to be legally bound hereby, the parties hereto agree as follows:

1. Definitions. In addition to other words and terms defined elsewhere in this Agreement, as used herein the following words and terms shall have the following meanings, respectively, unless the context hereof otherwise clearly requires:

(a) “Closing” shall mean the consummation of the purchase and sale of all of the Premises (as defined below) in accordance with the terms of this Agreement. “Closing Date” shall mean the date on which the Closing actually occurs. The Closing Date shall occur no later than December 15, 2004.

(b) “Earnest Money Deposit” shall mean the deposit of $1,000,000 to be given by Buyer to Escrow Agent pursuant to Section 3.(a) of this Agreement, as well as all interest earned thereon in the interest-bearing money market account in which Escrow Agent is required to place the Earnest Money Deposit.

(c) “Effective Date” of this Agreement shall mean that date upon which the last of the Buyer and Seller has executed this Agreement.

(d) “Escrow Agent” shall mean First American Title Insurance Company, by and through its national commercial services division, the Talon Group, whose address is set forth in Section 16 below.

(e) “Guaranty” shall mean the Guaranty for each of the respective Leases to be entered into at Closing by Seller, as guarantor, in the form to be agreed upon between Buyer and Seller within ten (10) days from the Effective Date.

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(f) “Hazardous Materials” shall mean all toxic or hazardous materials, chemicals, wastes, pollutants or similar substances, including, without limitation, Petroleum (as hereinafter defined), asbestos insulation and/or urea formaldehyde insulation, which are regulated, governed, restricted or prohibited by any federal, state or local law, decision, statute, rule, regulation or ordinance currently in existence or hereafter enacted or rendered (hereinafter collectively referred to as the “Hazardous Materials Laws”) including, but not limited to, those materials or substances defined as “hazardous substances,” “hazardous materials,” “toxic substances” or “pollutants” in the Comprehensive Environmental Response, Compensation and Liability Act of 1980, 42 U.S.C. Section 9601, et seq., the Resource Conservation and Recovery Act, 42 U.S.C. Section 6901, et seq., the Hazardous Materials Transportation Act, 49 U.S.C. Section 1801, et seq., the Toxic Substances Control Act, 15 U.S.C. Section 2601 et seq., the Clean Air Act, 42 U.S.C. Section 7401 et seq., the Clean Water Act, 33 U.S.C. Section 1251 et seq., and any applicable statutes, ordinances or regulations under the laws of the State in which each of the Premises are located, and any rules and regulations promulgated thereunder, all as presently or hereafter amended. “Petroleum” for purposes of this Agreement shall include, without limitation, oil or petroleum of any kind and in any form including but not limited to oil, petroleum, fuel oil, oil sludge, oil refuse, oil mixed with other waste, crude oil, gasoline, diesel fuel and kerosene.

(g) “Improvements” shall mean the building(s) on each of the Premises, respectively consisting of the rentable square feet as set forth on Exhibit H hereto and other related improvements occupied by Tenant pursuant to the terms of the respective Lease, and all appurtenances thereto, including but not limited to all pavement, accessways, curb cuts, parking, drainage systems and facilities, landscaping, and utility facilities and connections for sanitary sewer, potable water, irrigation, electricity, telephone and natural gas, if applicable or required by the Lease, to the extent the same form a part of the Premises; provided, however, Improvements shall not include any personal property or fixtures located on or placed on the Premises by Seller.

(h) “Inspection Period” shall mean that period of time starting on the Effective Date of this Agreement and terminating on the date that is 45 days from the Effective Date).

(i) “Lease” shall mean the respective Lease Agreement for each of the respective Premises to be entered into at Closing between Buyer, as lessor, and Tenant, as lessee, whereby such Lease Agreement(s) shall be in the form attached hereto on Exhibit I. The Lease term shall be fifteen (15) years.

(j) “Permits” shall mean all of the governmental permits, including licenses and authorizations, required for the construction, ownership and operation of the Improvements on each of the respective Premises, including without limitation certificates of occupancy, building permits, signage permits, site use approvals, zoning certificates, environmental and land use permits and any and all necessary approvals from state or local authorities.

(k) “Permitted Exceptions” shall mean those items described on Exhibit B attached hereto and those items approved in writing by Buyer during its Inspection Period with respect to title for each of the Premises.

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(l) “Personalty” shall mean all items of tangible personal property owned by Seller which are located on and which are used or useful in connection with the maintenance and operation of each of the respective Premises; specifically excluding, however, any personal property owned by Tenant and any personal property used solely to facilitate the construction of the Improvements.

(m) “Plans” shall mean the final “as-built” plans and specifications for the Improvements, which are to be furnished by Seller to Buyer pursuant to Section 5.(a)(i) of this Agreement.

(n) “Premises” shall mean each of the separate parcels of real property being more particularly described on Exhibit A attached hereto and as listed on Exhibit H attached hereto and by reference incorporated herein, together with all of the Improvements, tenements, hereditaments and appurtenances belonging or in any way appertaining to such real property, and all of Seller’s rights, title and interest in and to (i) any and all property lying in the bed of any street, road or avenue, open or proposed, in front of or adjoining such real property to the center line thereof, (ii) any strips and gores of land adjacent to, abutting or used in connection with such real property, and (iii) any easements and rights, if any, inuring to the benefit of such real property or to Seller in connection therewith. “Properties” shall collectively mean all of the Premises to be sold pursuant to this Agreement.

(o) “Purchase Price” shall mean Twenty Five Million Two Hundred Fifty Seven Thousand Sixty Seven and 00/100 Dollars ($25,257,067.00).

(p) “Seller’s 1031 Exchange” shall mean Seller’s right to locate and select replacement property acceptable to Seller for use in a so called “tax free exchange” pursuant to Section 1031 of the Internal Revenue Code, as amended and the applicable regulations associated therewith (“IRS Code”). All costs associated with Seller’s 1031 Exchange and incurred by Buyer or Seller (other than Buyer’s de minimis transaction costs and attorney fees to review the Seller’s 1031 Exchange documents) shall be borne by Seller without cost or charge to Buyer and Seller hereby indemnifies and shall hold Buyer harmless from and against and shall further defend Buyer from all costs, losses, liabilities and damages, seen and unforeseen, known and unknown, arising from or out of Seller’s 1031 Exchange. Seller may elect at any time to waive Seller’s right to do a 1031 Exchange and to close on a direct basis with Buyer pursuant to this Agreement. Seller’s indemnity hereunder shall survive the Closing.

(q) “Tenant” shall mean Seller, in its capacity as lessee under the Lease, or a wholly owned subsidiary of Seller.

(r) “Title Company” shall mean First American Title Insurance Company, by and through its national commercial services division, The Talon Group, which shall issue the owner’s policy of title insurance required hereunder.

2. Purchase and Sale of Properties. Subject to the terms, provisions and conditions set forth herein, Seller hereby agrees to sell the Properties to Buyer, and Buyer hereby agrees to purchase the Properties from Seller.

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3. Purchase Price for Properties. The Purchase Price for the Properties shall be payable in the following manner:

(a) Earnest Money Deposit. Not later than five (5) days following the date on which Buyer shall receive a counterpart of this Agreement fully executed by Buyer and Seller, Buyer shall deposit with Escrow Agent the Earnest Money Deposit hereunder, to be held and disbursed in accordance with the terms of this Agreement. After clearance of funds, Escrow Agent shall hold the Earnest Money Deposit in an interest bearing money market account at a federally insured financial institution reasonably acceptable to Buyer and Escrow Agent, and interest earned thereon shall be reported under the United States Taxpayer Identification Number 51-0436347 of Buyer. All interest earned on the Earnest Money Deposit, or any portion thereof, shall be deemed to constitute a portion of the Earnest Money Deposit and shall be disbursed in accordance with the terms of this Agreement. The Earnest Money Deposit shall be credited to the cash due from Buyer at Closing.

(b) Balance of Purchase Price. The balance of the Purchase Price, less any apportionments set forth in Section 7 hereof and interest earned on the Earnest Money Deposit, shall be paid in full by Buyer at the Closing by wire transfer of immediately available federal funds, as Seller shall direct.

(c) Independent Contract Consideration. On the date of this Agreement, Buyer has delivered to Seller the amount of ONE HUNDRED AND 00/100 DOLLARS ($100.00) (the “Independent Contract Consideration”) which amount has been bargained for and agreed to as consideration for the Inspection Period given to Buyer hereunder, and as consideration for Seller’s execution and delivery of this Agreement. The Independent Contract Consideration is in addition to and independent of all other consideration provided in this Agreement, and is non-refundable in all events.

4. Closing Date.

(a) The Closing shall take place on a date mutually acceptable to Buyer and Seller, but in no event later than December 22, 2004.

(b) Notwithstanding the foregoing, Buyer shall be entitled to extend the Closing Date above for an additional period of thirty (30) days by (prior to the then scheduled Closing Date) delivering to Seller (with a copy to Escrow Agent) a written notice of Buyer’s intent to so extend the Closing Date.

5. Conditions to Buyer’s Obligation to Close. Buyer’s obligation to purchase the Properties on the Closing Date is subject to the satisfaction of the following contingencies and conditions in the manner and within the time limits herein specified:

(a) On the Effective Date of this Agreement:

(i) Seller shall deliver to Buyer (at no cost to Buyer) copies of any and all tests, surveys, examinations, plans, appraisals, permits, licenses, environmental studies or reports and other studies or investigations for or regarding each of the Premises which the Seller may have in its possession or control, specifically including, without limitation, the following:

(1) All existing environmental reports, studies or surveys of each of the Premises which are in the possession, custody or control of Seller or Seller’s agents, employees or contractors;

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(2) Final “as-built” Plans for the Improvements for each of the respective Premises.

(3) All Permits, including without limitation, a certificate of occupancy for the use and occupancy of each of the Premises by Tenant.

(4) All warranties and guaranties pertaining to the Improvements for each of the respective Premises, specifically including the manufacturer’s roof membrane warranty issued with respect to the building comprising the Improvements.

(5) A copy of the deed vesting title to each of the Premises in Seller, together with a copy of the owner’s policy of title insurance issued to Seller (or to its predecessor in title, its affiliate, or its subsidiary) for each of the Premises, if any.

(ii) Seller shall deliver to Buyer a copy of the fully signed Lease for each of the respective Premises, certified as true, correct and complete.

(b) Within the Inspection Period:

(i) The terms of this Agreement and Buyer’s obligations hereunder shall have been approved by the Real Estate Investment Committee and the Board of Directors of Buyer.

(ii) Buyer shall have obtained, reviewed and approved a Commitment from the Title Company for an owner’s title insurance policy (ALTA form) with respect to each of the Premises, naming Buyer as the Proposed Insured in the amount of the Purchase Price applicable to that Premises (the “Title Commitment”).

(iii) Buyer shall have obtained (at Seller’s cost and expense), reviewed and approved an ALTA as built survey for such Premises in a form acceptable to Buyer. (Sellers shall pay the cost of obtaining the surveys.)

(iv) Buyer shall have otherwise determined, in its sole and absolute discretion, that each of the Premises and the respective Leases covering the same are satisfactory to Buyer.

In the event that Buyer does not timely send a Termination Notice (as hereinafter defined), Buyer shall be deemed to have approved all of the matters to be reviewed and approved by Buyer pursuant to Sections 5.(a) and 5.(b) above.

(c) On or before the Closing Date:

(i) Tenant is open and operating its business at the Premises (or Tenant is completing construction of the improvements on the Premises and shall be open and operating within sixty (60) days of Closing).

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(ii) The representations and warranties of Seller set forth in Section 11 hereof shall be true, correct and complete in all material respects on and as of the Closing Date.

(iii) Each environmental assessment approved by Buyer during the Inspection Period shall continue to accurately reflect the environmental condition of the respective Premises.

(iv) Seller shall not, at any time during the term of this Agreement, file or have filed against it a petition seeking relief under the bankruptcy or other similar laws of the United States or any state thereof.

(v) Buyer shall have received the Title Commitment for each of the Premises “marked-up” and effectively dated as of the Closing, deleting all requirements thereunder so as to obligate the Title Company unconditionally to issue to Buyer an original owner’s policy of title insurance for each Premises in the amount of the Purchase Price applicable to that respective Premises, subject only to the Permitted Exceptions.

(vi) Title Company shall deliver to Buyer a “closing protection” or “insured closing” letter, evidencing the authority of any agent of Title Company which conducts the Closing and issues the Buyer’s owner’s policy of title insurance for or on behalf of Title Company.

(d) If the foregoing contingencies set forth in this Section 5 are not satisfied within the respective time periods set forth above, then in addition to any rights afforded by Section 4 and Section 15 of this Agreement Buyer shall be entitled to terminate this Agreement as to all or any of the Premises not acceptable to Buyer by delivering written notice thereof to Seller and Escrow Agent in accordance with and subject to the provisions of Section 10.(b) below (the “Termination Notice”), whereupon the Earnest Money Deposit for the rejected Premises and all interest earned thereon shall be returned to Buyer and this Agreement shall terminate and become null and void and all parties hereto shall be relieved of all obligations hereunder; provided, however, Seller shall have the right within 30 days after receipt of the Termination Notice to provide Buyer with a list of substitute properties to be purchased by Buyer (“Substitute Properties”) including the location, age and condition of improvements, useable land area, parking area and lot configuration. The notice shall also state whether the Substitute Conditions are satisfied and if so satisfied, Tenant shall also deliver evidence reasonable necessary for Landlord to confirm the satisfaction of said conditions.

Buyer shall have 45 days to conduct its investigation of the Substitute Properties. Such investigation shall be governed by the terms and conditions set forth in Section 5 of this Agreement. In the event Buyer rejects all or any of the Substitute Properties (i) Buyer shall notify Seller of its objection and the reason for Buyer’s rejection and Seller, at its option, shall have 30 days from receipt of such notice to attempt to cure such objection; and (ii) Seller may

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identify alternative Substitute Properties for Buyer’s review and approval under the same terms and conditions.

6. Deliveries at Closing. At Closing the parties shall deliver to each other the documents and items indicated below:

(a) Seller shall deliver to Buyer:

(i) An appropriate “Seller’s Affidavit” or other acceptable evidence attesting to the absence of liens, lien rights, rights of parties in possession (other than Tenant) and other encumbrances arising under Seller (other than the Permitted Exceptions) naming both Buyer and Title Company as benefited parties, so as to enable Title Company to delete the “standard” exceptions for such matters from Buyer’s owner’s policy of title insurance for each of the respective Premises and otherwise insure any “gap” period occurring between the Closing and the recordation of the closing documents.

(ii) A duly executed Warranty Deed with respect to each of the Premises, subject to no exceptions other than the Permitted Exceptions, in substantially the form attached as Exhibit F, and otherwise as approved by the Title Company and revised as needed to conform to the requirements of state law for the state in which each of the Premises are located.

(iii) Duly executed counterparts of the Leases.

(iv) Duly executed Guaranty for each of the Leases.

(v) A duly executed Assignment of Licenses, Permits, Plans, Contracts and Warranties with respect to each of the Premises in the form attached as Exhibit E, together with all of the documents assigned thereby.

(vi) A duly executed Warranty Bill of Sale with respect to the Personalty for each of the respective Premises in the form attached as Exhibit G.

(vii) Duly executed counterparts of the closing statement.

(viii) An appropriate FIRPTA Affidavit or Certificate by Seller, evidencing that Seller is not a foreign person or entity under Section 1445(f)(3) of the Internal Revenue Code, as amended.

(ix) All certificates of insurance, insuring Buyer as the owner of each of the Premises, which are required by the Lease for such Premises to be furnished by the Tenant to the landlord.

(x) Such other closing documents as are reasonably necessary and proper in order to consummate the transaction contemplated by this Agreement, including those (if any) required to be delivered by Seller pursuant to Section 5.(c) above.

(b) Buyer shall deliver to Seller:

(i) The Purchase Price, less all the deductions, prorations, and credits provided for herein.

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(ii) Duly executed counterparts of the closing statement.

(iii) Duly executed counterparts of the Leases.

7. Closing and Other Costs, Adjustments and Prorations. The Closing costs shall be allocated and other closing adjustments and prorations made between Seller and Buyer as follows:

(a) The Seller shall be charged with the following items, all of which shall be credited against, and shall reduce dollar-for-dollar, the Purchase Price payable to Seller at the Closing: the usual and customary costs and expenses set forth in a settlement statement with respect to the conveyance of a commercial property (excluding only those expenses specifically described below as the responsibility of Buyer) and including without limitation (i) all real estate conveyance taxes and other transfer taxes, if any, for the Properties imposed by state or local authorities (including those transfer taxes customarily paid by a grantee) and all recording charges for any memorandum of Lease for each of the Premises; (ii) costs of removing any lien, assessment or encumbrance required to be discharged hereunder in order to convey title to each of the Premises as herein provided, including, without limitation, any prepayment penalties or fees incurred in connection therewith; (iii) the cost of the owner’s policy of title insurance (standard 1992 ALTA Policy, including any cost to delete the “standard” exceptions for parties in possession, matters of survey and construction lien claims); (iv) legal fees and expenses of Seller; (v) the cost of surveys obtained by Buyer for each Premises; and (vi) one-half (1/2) of the costs and fees charged by the Escrow Agent.

(b) The Buyer shall be charged with the following items in addition to the Purchase Price payable to Seller at Closing: (i) fees and expenses of Buyer’s counsel, (ii) recording costs for the deed, (iii) the cost of obtaining any appraisals, environmental assessments and building condition reports; (iv) one-half (1/2) of the costs and fees charged by the Escrow Agent; and (v) the cost of any title endorsements or additional coverage desired by Buyer above the 1992 ALTA standard coverage being provided by Seller.

(c) As the Leases are to be entered into between Buyer and Tenant effective as of the Closing Date, it shall not be necessary for rent or any other charges payable under the Leases to be prorated at Closing, and all rent and other charges payable under the Leases shall be the property of Buyer.

(d) Taxes, assessments and other charges shall not be prorated as of Closing, as Seller shall be responsible for such matters related to the period prior to Closing, and Tenant shall be responsible for such matters from and after Closing. Certified, confirmed and ratified special assessments liens as of the Closing Date are to be paid by Seller. Seller shall also pay and be responsible for any “rollback” taxes or retroactively assessed taxes which arise out of or relate to any prior use of any of the Premises or any improper or inadequate assessment of any of the Premises for the period prior to the Closing, which obligation shall expressly survive the Closing.

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8. Inspections. Buyer through its agents, employees and independent contractors shall have the right from time to time during the Inspection Period and continuing through the Closing Date, upon 24 hours prior notice to Seller, to enter each of the respective Premises for the purpose of inspecting the same and performing environmental and other tests thereon. Buyer shall indemnify and hold harmless Seller and its respective contractors, agents, employees and affiliates from and against any claims, losses, damages and costs arising out of any inspection of and testing at any of the Premises by Buyer, its agents and representatives. Buyer shall not, and shall not permit its agents or representatives to, disrupt Seller’s or Tenant’s activities at any of the Premises.

9. Title to Premises; State of Title to be Conveyed. At the Closing, Seller shall convey fee simple title to each of the Premises to Buyer, free from all liens, encumbrances, restrictions, rights-of-way and other matters, excepting only the Permitted Exceptions and any other matter consented to in writing by Buyer pursuant to Section 12.(a) hereof.

10. Escrow Agent. By its execution hereof, Escrow Agent shall accept the escrow contemplated herein. The Earnest Money Deposit shall be held by the Escrow Agent, in trust, on the terms hereinafter set forth.

(a) After clearance of funds, the Earnest Money Deposit shall be held by Escrow Agent in an account meeting the requirements of Section 3 above, and shall not be commingled with any funds of the Escrow Agent or others. Escrow Agent shall promptly advise Seller and Buyer that the Earnest Money Deposit is made and the account number under which it has been deposited following clearance of funds.

(b) The Escrow Agent shall deliver the Earnest Money Deposit to Seller or to Buyer, as the case may be, under the following conditions:

(i) To Buyer upon receipt of notice of termination of this Agreement by Buyer at any time prior to the expiration of the Inspection Period.

(ii) To Seller on the Closing Date, provided Closing shall occur pursuant to the Agreement.

(iii) To Seller upon receipt of written demand therefor (“Seller’s Demand for Deposit”) stating that Buyer has defaulted in the performance of Buyer’s obligation to close under this Agreement and the facts and circumstances underlying such default, provided, however, that the Escrow Agent shall not honor such demand until more than ten (10) days after the Escrow Agent shall have sent a copy of such demand to Buyer in accordance with the provisions of Section 10.(c) of this Agreement nor thereafter, if the Escrow Agent shall have received a “Notice of Objection” (as hereinafter defined) from Buyer within such ten (10) day period.

(iv) To Buyer upon receipt of written demand therefor (“Buyer’s Demand for Deposit”) stating that this Agreement has been terminated in accordance with the provisions hereof for any reason other than as provided in Section 10.(b)(i) above, or that Seller has defaulted in the performance of any of Seller’s obligations under this Agreement and the facts and circumstances underlying the same; provided, however, that the Escrow Agent shall not

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honor such demand until more than ten (10) days after the Escrow Agent shall have sent a copy of such demand to Seller in accordance with the provisions of Section 10.(c) of this Agreement nor thereafter, if the Escrow Agent shall have received a Notice of Objection from Seller within such ten (10) day period.

(c) Within two (2) business days of the receipt by the Escrow Agent of a Seller’s Demand for Deposit or a Buyer’s Demand for Deposit the Escrow Agent shall send a copy thereof to the other party in the manner provided in Section 16 of this Agreement. The other party shall have the right to object to the delivery of the Deposit by sending written notice (the “Notice of Objection”) of such objection to the Escrow Agent in the manner provided in Section 16 of this Agreement, which Notice of Objection shall be deemed null and void and ineffective if such Notice of Objection is not received by the Escrow Agent within the time periods prescribed in Section 10.(b) of this Agreement. Such notice shall set forth the basis for objecting to the delivery of the Deposit. Upon receipt of a Notice of Objection, the Escrow Agent shall promptly send a copy thereof to the party who sent the written demand.

(d) In the event the Escrow Agent shall have received the Notice of Objection within the time periods prescribed in Section 10.(b) of this Agreement, the Escrow Agent shall continue to hold the Earnest Money Deposit until (i) the Escrow Agent receives written notice from Seller and Buyer directing the disbursement of the Earnest Money Deposit, in which case the Escrow Agent shall then disburse the Earnest Money Deposit in accordance with such joint direction, or (ii) litigation shall occur between Seller and Buyer, in which event the Escrow Agent shall deliver the Earnest Money Deposit to the clerk of the court in which said litigation is pending, or (iii) the Escrow Agent takes such affirmative steps as the Escrow Agent may, at the Escrow Agent’s option, elect in order to terminate the Escrow Agent’s duties including, but not limited to depositing the Earnest Money Deposit in the appropriate court for Orange County, Florida and bringing an action for interpleader, the costs thereof to be deducted from the amount so deposited into the registry of the court; provided, however, that upon disbursement of the deposited amount pursuant to court order or otherwise, the prevailing party shall be entitled to collect from the losing party the amount of such costs and expenses so deducted by the Escrow Agent.

(e) The duties of the Escrow Agent are only as herein specifically provided, and Escrow Agent shall incur no liability whatever except for willful misconduct or gross negligence as long as the Escrow Agent has acted in good faith. The Seller and Buyer each release the Escrow Agent from any act done or omitted to be done by the Escrow Agent in good faith in the performance of its duties hereunder.

(f) Upon making delivery of the Earnest Money Deposit in the manner herein provided, the Escrow Agent shall have no further liability hereunder.

(g) The Escrow Agent shall either execute this Agreement or indicate in writing that it has accepted the role of Escrow Agent pursuant to this Agreement which in either case will confirm that the Escrow Agent is holding and will hold the Earnest Money Deposit in escrow, pursuant to the provisions of this Agreement.

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11. Seller’s Covenants, Representations and Warranties. In order to induce Buyer to enter into this Agreement and purchase the Properties, Seller makes the following covenants, agreements, representations and warranties, all of which shall survive the Closing and the purchase and sale of each of the respective Premises:

(a) Seller has obtained all necessary authorizations and consents to enable it to execute and deliver this Agreement and to consummate the transaction contemplated hereby, including without limitation all authorizations and consents required to be obtained from governmental authorities during the course of, and upon completion of, construction of the Improvements.

(b) Seller holds, or prior to the Closing Date shall hold, fee simple title to each of the Premises, free of all liens, assessments and encumbrances except for the applicable Permitted Exceptions for each respective Premises, and liens and encumbrances which will be paid and discharged at or prior to the Closing. Seller has no actual knowledge of any condition or state of facts which would preclude, limit or restrict the business operations conducted or contemplated, pursuant to the terms of the pertinent Lease at each of the Premises, to be conducted by Tenant.

(c) Except for construction warranties with respect to the Improvements, there are no service or maintenance contracts affecting any of the Premises to which Buyer will be bound upon Closing, except for those contracts which Seller intends to keep in place on which Seller shall remain liable as Tenant under the Lease.

(d) The Premises and the proposed use thereof by Tenant and the condition thereof do not violate any applicable deed restrictions, zoning or subdivision regulations, urban redevelopment plans, local, state or federal environmental law or regulation or any building code or fire code applicable to any of the Premises, and are not designated by any governmental agency to be in a flood plain area.

(e) (i) There shall exist no event which, with the giving of notice or the passage of time or both, would constitute an Event of Default under the respective Lease for each of the Premises; and (ii) all leasing commissions and fees with respect to each of the Leases, if any, have been paid in full.

(f) There is no pending or, to Seller’s knowledge, threatened litigation or other proceeding affecting the title to or the use or operation of any of the Premises.

(g) Seller is not a “foreign person” within the meaning of Section 1445(f)(3) of the Internal Revenue Code of 1986, as amended, and Seller shall certify its taxpayer identification number at Closing.

(h) To Seller’s actual knowledge, there are no federal, state, county or municipal plans to restrict or change access from any highway or road to any of the Premises.

(i) Each of the Premises are a separate parcel for real estate tax assessment purposes.

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(j) All of the financial data regarding the construction, ownership and operation of each of the Premises that Seller has provided to Buyer is materially true, complete and correct.

(k) The Improvements have been constructed in accordance with the provisions of each of the respective Leases.

(l) Intentionally Deleted.

(m) No Hazardous Materials are, will be, or to the best of Seller’s knowledge, have been, stored, treated, disposed of or incorporated into, on or around any of the Premises in violation of any applicable statutes, ordinances or regulations; each of the Premises are in material compliance with all applicable environmental, health and safety requirements; any business currently or, to the best of Seller’s knowledge, heretofore operated on the pertinent Premises has disposed of its waste in accordance with all applicable statutes, ordinances and regulations; and Seller has no notice of any pending or, to the best of Seller’s knowledge, threatened action or proceeding arising out of the condition of any of the Premises or any alleged violation of environmental, health or safety statutes, ordinances or regulations.

(n) Seller specifically acknowledges and understands that where Seller knows of any fact(s) materially affecting the value or desirability of any of the Premises, whether said fact(s) is/are readily observable or not, Seller hereby assumes and accepts a duty to disclose said fact(s) to Buyer. Seller warrants that, other than as may be disclosed in the foregoing representations and warranties, Seller has no knowledge of any other fact(s) materially affecting the value or desirability of the Properties whether or not said fact(s) is/are readily observable.

All of the representations, warranties and agreements of Seller set forth herein and elsewhere in this Agreement shall be true upon the execution of this Agreement and shall be reaffirmed and repeated in writing at and as of the Closing Date, but not subsequent to the Closing Date, and shall survive the Closing Date.

12. Covenants of Seller Pending Closing. Between the date hereof and the Closing Date:

(a) Intentionally Deleted.

(b) Seller shall within five (5) business days following receipt thereof (but in any event at least one day prior to the Closing Date) provide Buyer with copies of any letters or notices received by Seller relating to or in any manner affecting any of the Premises, including without limitation any letter or notice from Seller’s lender, if any.

(c) If Seller elects to conduct a Seller’s 1031 Exchange pursuant to the IRS Code in connection with the sale of the Properties pursuant to this Agreement, Seller shall give Buyer written notice of such election at least ten (10) business days prior to closing. Buyer will in good faith cooperate with Seller to effect any Seller 1031 Exchange subject to Seller’s obligations and indemnity in Section 1.(o) of this Agreement.

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13. Eminent Domain. If prior to the date of the Closing, Seller acquires knowledge of any pending or threatened action, suit or proceeding to condemn or take all or any part of any of the Premises under the power of eminent domain, then Seller shall immediately give notice thereof to Buyer. In such event, at Buyer’s option, Buyer may terminate this Agreement, as to that Premises. If Buyer elects not to terminate this Agreement as to such Premises, Buyer shall be entitled to all condemnation proceeds due landlord under the lease.

14. Casualty. If prior to the date of the Closing any of the Properties, or any portion thereof, shall be damaged or destroyed by reason of fire, storm, accident or other casualty, then Seller shall immediately give notice thereof to Buyer. In such event, the Buyer, at its option, may terminate this Agreement, as to that Premises. If Buyer elects not to terminate this Agreement as to such Premises, Buyer shall be entitled to all insurance proceeds and a credit in the amount of any deductible; provided, however, Buyer shall not be entitled to any insurance proceeds from the destruction or damage to Seller’s personal property or fixtures.

15. Remedies Upon Default.

(a) In the event Buyer breaches or defaults under any of the terms of this Agreement prior to or on the Closing Date, the sole and exclusive remedy of Seller shall be to receive from Escrow Agent the full amount of the Earnest Money Deposit, and Buyer shall have no right therein. Buyer and Seller acknowledge and agree that (i) the Earnest Money Deposit and any interest earned thereon if received in accordance with the terms of this Agreement is a reasonable estimate of and bears a reasonable relationship to the damages that would be suffered and costs incurred by Seller as a result of having withdrawn the Properties from sale and the failure of Closing to occur due to a default of Buyer under this Agreement; (ii) the actual damages suffered and costs incurred by Seller as a result of such withdrawal and failure to close due to a default of Buyer under this Agreement would be extremely difficult and impractical to determine; (iii) Buyer seeks to limit its liability under this Agreement to the amount of the Earnest Money Deposit and any interest earned thereon if the transaction contemplated by this Agreement does not close due to a default of Buyer under this Agreement; and (iv) such amount shall be and constitute valid liquidated damages.

(b) In the event Seller defaults under any of the terms of this Agreement on or prior to the Closing Date (including, without limitation, by failing or refusing to deliver any items required to be delivered pursuant to Section 5 or Section 6 of this Agreement), Buyer shall be entitled to (i) receive a refund of the Earnest Money Deposit and terminate this Agreement, or (ii) compel specific performance of this Agreement, in which event Buyer may also recover its damages incurred as a result of such default, including but not limited to all of its costs and attorneys’ fees in seeking such specific performance, or (iii) if specific performance is not possible or if Buyer elects not to pursue specific performance, receive a refund of the Earnest Money Deposit (if Closing does not occur) and recover actual damages incurred as a result of such default, including the cost of any 3rd party reports obtained by Buyer and its reasonable attorney’s fees and costs (provided such actual costs shall not exceed the amount of $100,000 per Property) which shall include damages resulting from a breach of any warranty or representation of Seller as of the Closing even if the same is not discovered until after the Closing, to the extent the same survive the Closing.

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16. Notices. All notices, elections, requests and other communication hereunder shall be in writing and shall be deemed given (i) when delivered, or (ii) when transmitted by facsimile or telecopy transmission, with receipt acknowledge upon transmission; addressed as follows (or to such other person or at such other address, of which any party hereto shall have given written notice as provided herein) (refusal to accept delivery by either party shall be deemed delivery):

If to Seller:	United Rentals, Inc.
Five Greenwich Office Park
Greenwich, Connecticut 06831-5180
Attn: Legal Department (Real Estate)
Telephone: (203) 622-3131
Facsimile: (203) 622-6080

with a copy to:	United Rentals, Inc.
Two N. Cascade, Suite 420
Colorado Springs, Colorado 80903
Attn: Vice President, Acquisitions and Realty
Services
Telephone: (719) 577-0010
Facsimile: (719) 577-0080

If to Buyer:	CNLRS Acquisitions, Inc.
450 South Orange Avenue, Suite 900
Orlando, Florida 32801
Attention: General Counsel
Phone: (407) 650-1000
Fax: (407) 650-1044

with a copy to:	Lowndes, Drosdick, Doster, Kantor & Reed, P.A.
450 South Orange Avenue, Suite 800
Orlando, Florida 32801
Attention: Christopher P. Tessitore, Esquire
Phone: (407) 843-4600
Fax: (407) 843-4444

If to Escrow Agent:	First American Title Insurance Company
c/o Talon Group
111 North Orange Avenue
Suite 1285
Orlando, Florida 32801
Attention: Michael Moore
Phone: (407) 843-8667
Fax: (888) 216-9941

17. Brokerage Commissions. Seller and Buyer each warrant to the other party that no finders or brokers have been involved with the introduction of Buyer and Tenant and/or the

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execution and delivery of each Lease for the respective Premises and the leasing of the Premises pursuant thereto (except for USI Real Estate Brokerage, Inc. (“USI”) which shall be paid a commission by Seller pursuant to a separate agreement). Seller and Buyer each warrant to the other party that except for USI, no finders or brokers have been involved with the introduction of Seller and Buyer and/or the purchase and sale of the Properties. In the event of a breach of the foregoing warranties, the breaching party agrees to save, defend, indemnify and hold harmless the non-breaching party from and against any claims, losses, damages, liabilities and expenses, including but not limited to attorneys’ fees. The obligations of this Section shall survive the Closing or earlier termination of this Agreement.

18. Buyer’s Covenants, Representations and Warranties. In order to induce Seller to enter into this Agreement and sell the Properties, Buyer makes the following covenants, agreements, representations and warranties, all of which shall survive the Closing and the purchase and sale of each of the respective Premises: (i) Buyer has full right and authority to enter into the transaction contemplated hereby on the terms and conditions set forth herein; and (ii) the provisions of this Agreement do not conflict with or violate the provisions of any existing agreements between the Buyer and any third parties.

19. Miscellaneous Provisions.

(a) Credit Rating of Seller - Condition to Buyer’s Obligation to Close. Notwithstanding anything else contained in this Agreement, any and all of Buyer’s obligations hereunder are conditioned on the Seller being in compliance with the Credit Requirements, as defined below, on the proposed date of Closing. As used herein, “Credit Requirements” shall mean that (i) the long term local issuer credit rating (the organizational rating) assigned to Seller shall not be lower than “BB” as rated by Standard & Poor’s Corporation (or its successor) nor lower than “B1” as rated by Moody’s (or its successor), and (ii) the credit rating of the outstanding notes of United Rentals North America, Inc. with a maturity date of 02/15/12 shall not be lower than “BB-” as rated by Standard & Poor Corporation (or its successor) or “B1” as rated by Moody’s (or its successor); provided, however, notwithstanding (i) or (ii) above this requirement shall be deemed to be satisfied if Seller’s EBITDA (arising from operations), as defined below, for the immediately preceding trailing 12 month period is not less than $750,000,000 based upon the financial information reported in Seller’s then-current earnings press releases and applicable SEC filings in effect as of the closing date. As used in this Section, the definition of “EBITDA” shall mean Net Income + Interest Expense + Income Taxes + Depreciation and Amortization, but shall exclude any goodwill impairment charges or any charges arising from Seller’s 2004 re-financing, which were reported prior to September 30, 2004.

(b) Assignment; Binding Effect. Buyer may assign all of its rights and obligations hereunder, without the written consent of Seller, to (i) any entity which is owned, controlled, managed or advised by Buyer or any affiliate of Buyer, or (ii) any other third party which has the financial wherewithal to perform the obligations of Buyer hereunder; provided however, that any assignee of Buyer shall assume all of the obligations of Buyer hereunder. In the event of any permitted assignment hereunder Buyer shall thereupon be relieved of all further liability under this Agreement; except that the Earnest Money Deposit shall not be released or otherwise adversely affected as a result of any such assignment, and provided that Buyer shall

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not be released from any liability for its breach of any representation or warranty made by it as Buyer under the Agreement. Seller shall have the right to assign its rights and obligations hereunder, provided that the Seller named herein shall deliver written notice thereof to Buyer and shall remain liable for any breach of the representations and warranties and performance of the covenants set forth herein. Subject to the foregoing, this Agreement shall be binding upon and shall inure to the benefit of Seller and Buyer and their respective successors and assigns.

(c) Captions. The several headings and captions of the Sections and subsections used herein are for convenience of reference only and shall in no way be deemed to limit, define or restrict the substantive provisions of this Agreement.

(d) Entire Agreement; Recording. This Agreement constitutes the entire agreement of Buyer and Seller with respect to the purchase and sale of the Properties, and supersedes any prior or contemporaneous agreement with respect thereto. No amendment or modification of this Agreement shall be binding upon the parties unless made in writing and signed by both Seller and Buyer. Neither this Agreement nor any Memorandum thereof shall be recorded by any party and, if recorded by any party, the other party hereto may immediately terminate all of its obligations under this Agreement.

(e) Time of Essence. Time is of the essence with respect to the performance of all of the terms, conditions and covenants of this Agreement.

(f) Cooperation. Buyer and Seller shall cooperate fully with each other to carry out effectively the purchase and sale of the Properties, in accordance herewith and the satisfaction and compliance with all of the conditions and requirements set forth herein, and shall execute such instruments and perform such acts as may be reasonably requested by either party hereto.

(g) Governing Law. This Agreement and the rights of the parties hereunder shall be governed by and construed in accordance with the laws and customs of the State of Florida.

(h) Counterparts. This Agreement may be executed in any number of counterparts and by the different parties hereto on separate counterparts each of which, when so executed, shall be deemed an original, but all such counterparts shall constitute but one and the same instrument.

(i) Attorneys’ Fees. In the event any party to this Agreement should bring suit against the other party in respect to any matters provided for herein, the prevailing party shall be entitled to recover from the non-prevailing party its costs of court, legal expenses and reasonable attorneys’ fees. As used herein, the “prevailing party” shall include, without limitation, any party who dismisses an action for recovery hereunder in exchange for payment of the sums allegedly due, performance of covenants allegedly breached or consideration substantially equal to the relief sought in the action.

(j) Certain References. As used in this Agreement, the words “hereof,” “herein,” “hereunder” and words of similar import shall mean and refer to this entire Agreement

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and not to any particular article, section or paragraph of this Agreement, unless the context clearly indicates otherwise.

(k) Time Periods. Unless otherwise expressly provided herein, all periods for performance, approval, delivery or review and the like shall be determined on a “calendar” day basis. If any day for performance, approval, delivery or review shall fall on a Saturday, Sunday or legal holiday, the time therefor shall be extended to the next business day. All references to “business days” shall mean any day other than a Saturday, Sunday or a national bank holiday.

(l) Authority. Each person executing this Agreement, by his or her execution hereof, represents and warrants that they are fully authorized to do so, and that no further action or consent on the part of the party for whom they are acting is required to the effectiveness and enforceability of this Agreement against such party following such execution.

(m) Severability. If any provision of this Agreement should be held to be invalid or unenforceable, the validity and enforceability of the remaining provisions of this Agreement shall not be affected thereby.

(n) Waiver. One or more waivers of any covenant, term or condition of this Agreement by either party shall not be construed as a waiver of any subsequent breach of the same covenant, term or condition. The consent or approval by either party to or of any act by the other party requiring such consent or approval shall not be deemed to waiver or render unnecessary consent to or approval of any subsequent similar act.

(o) Relationship of the Parties. Nothing herein contained shall be deemed or construed by the parties hereto, nor by any third party, as creating the relationship of principal and agent or of partnership or of joint venture between the parties hereto, it being understood and agreed that no provision contained herein, nor any acts of the parties hereto shall be deemed to create the relationship between the parties hereto other than the relationship of seller and buyer.

(p) Termination. This Agreement shall be void and of no force and effect unless signed by Seller and delivered to Buyer no later than five (5) business days following the date of Buyer’s execution of this Agreement.

(the remainder of this page intentionally left blank)

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IN WITNESS WHEREOF, the parties hereto have executed this Real Estate Purchase and Sale Contract on the date first above written.

BUYER:

CNLRS ACQUISITIONS, INC., a Maryland corporation

By:
Name:
Title:
Date:	November 11, 2004

SELLER:

UNITED RENTALS, INC., a Delaware corporation

By:
Name:
Title:
Date:

ESCROW AGENT:

FIRST AMERICAN TITLE INSURANCE COMPANY by The Talon Group

By:
Name:
Title:
Date:

18

EXHIBIT A

DESCRIPTION OF THE RESPECTIVE PREMISES

[Legal Description for all Premises to be inserted]

1

EXHIBIT B

PERMITTED EXCEPTIONS

1.	Ad valorem real property taxes and assessments for the year of Closing and thereafter, and water, sewer and other assessments, if any, so long as the foregoing are not yet due and payable.

2.	Rights of the Tenant under the Lease.

3.	Fifteen foot (15’) utility easement along the westerly property line as shown on plat of record in Cabinet C, Slide 112-B Plat Records of Bell County, Texas and shown on survey dated August 16, 2004 by The Matthews Company, Inc.

4.	Fifteen foot (15’) building setback line along westerly property line as shown on plat in Cabinet C, Slide 112-B, Plat Records of Bell County, Texas.

5.	Twenty foot (20’) sewer easement as shown on plat of record in Cabinet C, Slide 112-B, Plat Records of Bell County, Texas and shown on survey dated August 16, 2004 by The Matthews Company, Inc.

1

EXHIBIT C

INTENTIONALLY OMITTED

1

EXHIBIT D

INTENTIONALLY OMITTED

1

EXHIBIT E

ASSIGNMENT OF LICENSES, PERMITS,

PLANS, CONTRACTS AND WARRANTIES

THIS ASSIGNMENT OF LICENSES, PERMITS, PLANS, CONTRACTS AND WARRANTIES (this “Assignment”) is made and entered into as of the          day of                     , 2004, by                                              , a                                              , having a mailing address at                                                           (“Assignor”), in favor of CNLRS ACQUISITIONS, INC., a Maryland corporation, having a mailing address at 450 South Orange Avenue, Suite 900, Orlando, Florida 32801 (“Assignee”);

W I T N E S S E T H:

WHEREAS, Assignor has this day conveyed to Assignee certain real property situate in                                               County,                                              , more particularly described on Exhibit A attached hereto and made a part hereof, together with all improvements thereon (the “Real Property”); and

WHEREAS, in conjunction with the conveyance of the Real Property, Assignor has agreed to assign all of its right, title and interest in and to certain licenses, permits, plans, contracts and warranties relating to the design, development, construction, ownership, operation, management and use of the Real Property.

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and intending to be legally bound, the parties agree as follows:

1. Assignment. Assignor does, to the extent permitted by law, hereby transfer, assign and set over to Assignee to the extent assignable all of Assignor’s right, title and interest in and to (i) all general intangibles relating to the design, development, construction, ownership, operation, management and use of the Real Property, (ii) all certificates of occupancy, zoning variances, licenses, building, use or other permits, approvals, authorizations and consents obtained from and all materials prepared for filing or filed with any governmental agency in connection with the design, development, construction, ownership, operation, management and use of the Real Property, (iii) all architectural drawings, plans, specifications, soil tests, feasibility studies, appraisals, engineering reports and similar materials relating to the Real Property, and (iv) all contract rights (including without limitation rights to indemnification), payment and performance bonds or warranties or guaranties relating to the Real Property (the items described in this 1 being hereinafter referred to as the “Licenses, Permits, Plans, Contracts and Warranties”).

2. Representations and Warranties of Assignor. Assignor represents and warrants to Assignee that (i) the Licenses, Permits, Plans, Contracts and Warranties are in full force and effect, (ii) Assignor has duly and punctually performed or caused to be performed all and singular the terms, covenants and conditions of the Licenses, Permits, Plans, Contracts and

1

Warranties to be performed by or on behalf of Assignor, (iii) Assignor has not received any notice of default, nor is Assignor aware of any default (or facts which, with the passage of time would result in a default) under any of the Licenses, Permits, Plans, Contracts and Warranties, (iv) Assignor has not received any notice of non-renewal or revocation of any of the Licenses, Permits, Plans, Contracts and Warranties and (v) Assignor has not sold, assigned, transferred, mortgaged or pledged its right, title and interest in any of the Licenses, Permits, Plans, Contracts and Warranties.

3. Further Assurances. Assignor covenants with Assignee that it will execute or procure any additional documents necessary to establish the rights of Assignee hereunder and shall, at the cost of Assignee, take such action as Assignee shall reasonably request to enforce any rights under any of the Licenses, Permits, Plans, Contracts and Warranties that are, by their terms, not assignable to Assignee.

4. Binding Effect. This Assignment shall be binding upon and inure to the benefit of Assignor, Assignee and their respective successors and assigns.

IN WITNESS WHEREOF, Assignor has executed this Assignment as of the date set forth above.

ATTEST:	___________________________________________,
a ________________________________________

By:	By:
Name:	Name:
Its:	Its:

(CORPORATE SEAL)

2

EXHIBIT F

WARRANTY DEED

KNOW ALL MEN BY THESE PRESENTS:

THAT                                                      , a                                                      , whose mailing address is                                                                              , hereinafter referred to as Grantor, for and in consideration of the sum of TEN AND NO/100 DOLLARS ($10.00) cash, and other good and valuable consideration to Grantor in hand paid by CNLRS ACQUISITIONS, INC., a Maryland corporation, whose mailing address is 450 South Orange Avenue, Suite 900, Orlando, Florida 32801, hereinafter referred to as Grantee, has GRANTED, SOLD and CONVEYED, and by these presents does GRANT, SELL and CONVEY unto the said Grantee all that certain lot, tract, or parcel of land situated in                      County,                     , more particularly described on Exhibit A attached hereto;

TOGETHER WITH all of the improvements, tenements, hereditaments and appurtenances belonging or in any way appertaining to such real property, and all of Grantor’s right, title and interest in and to (i) any and all property lying in a bed of any street, road or avenue, open or proposed, in front of or adjoining such real property to the center line thereof, (ii) any strips and gores of land adjacent to, abutting or used in connection with such real property, and (iii) any easements and rights, if any, inuring to the benefit of such real property or to Grantor in connection therewith (the land and all of the foregoing being hereinafter referred to as the “Property”);

PROVIDED, HOWEVER, that this conveyance is made and accepted subject to those matters described on Exhibit B attached hereto and made a part hereof by this reference for all purposes (such exceptions to title to be described on Exhibit B shall include and be limited to the Permitted Exceptions as described and defined in that certain Real Estate Purchase and Sale Contract to which this Deed is attached as an Exhibit);

TO HAVE AND TO HOLD the Property, subject to the exceptions and reservation hereinafter stated, together with all and singular the rights and appurtenances thereto in any manner belonging to Grantor, unto the said Grantee, Grantee’s successors and assigns forever, and Grantor does hereby bind itself and its successors to Warrant and Forever Defend all and singular the Property unto the said Grantee, Grantee’s successors and assigns, against every person whomsoever lawfully claiming or to claim the same or any part thereof, subject however, to those matters described on Exhibit B hereto.

1

EXECUTED this          day of                     , 2004.

Signed, sealed and delivered	___________________________________________,
in the presence of:	a ________________________________________

By:
Name:	Name:
Title:

Name:

STATE OF	________________________________
COUNTY OF	________________________________

The foregoing instrument was acknowledged before me this          day of                     , 2004 by                                                           as                          of                                     , a                                 , on behalf of the                             . He/she is personally known to me or has produced                                                               as identification.

Notary Public
Name:

Commission No.:

My Commission Expires:

(NOTARY SEAL)

2

EXHIBIT G

BILL OF SALE

KNOW ALL MEN BY THESE PRESENTS:

THAT                                              , a                                              , whose mailing address is                                                                          , hereinafter referred to as the Grantor, for and in consideration of the sum of TEN AND NO/DOLLARS ($10.00) paid by CNLRS ACQUISITIONS, INC., a Maryland corporation, whose address is 450 South Orange Avenue, Suite 900, Orlando, Florida 32801, hereinafter referred to as the Grantee, the sufficiency and receipt of which is hereby acknowledged, has granted, bargained, sold, transferred and delivered, and by these presents does grant, bargain, sell, transfer and deliver unto the Grantee, its successors and assigns, all of its right, title and interest in and to all items, goods, chattels, equipment and other tangible personal property which are presently existing and located on and used or useful in connection with the construction, maintenance and operation of the real property described on Exhibit A attached hereto, and that all of said personal property is free and clear of and from all claims, liens or encumbrances, and Grantor fully warrants the title thereof and will defend Grantee’s title thereto against the lawful claims of all parties whomsoever.

TO HAVE AND TO HOLD the same unto the Grantee, its successors and assigns forever.

IN WITNESS WHEREOF, the Grantor has caused these presents to be executed as of this          day of                     , 2004.

Signed, sealed and delivered	___________________________________________,
in the presence of:	a ________________________________________

By:
Name:	Name:
Title:

(CORPORATE SEAL)
Name:

1

STATE OF

COUNTY OF

The foregoing instrument was acknowledged before me this          day of                     , 2004 by                                                       as                                                   of                                                      , a                                     , on behalf of the                                     . He/she is personally known to me or has produced                                                                           as identification.

Notary Public
Name:

Commission No.:

My Commission Expires:

(NOTARY SEAL)

2

EXHIBIT H

LIST OF PROPERTIES AND THE RENTS PAYABLE BY TENANT AT EACH OF THE

RESPECTIVE PREMISES

[INSERT LIST OF PROPERTIES]

[Note: The capitalization rate of 8.75% was used to derive the initial Rent number set forth above. The capitalization rate is subject to increase, based on the daily average price of the ten year U.S. Treasury Note for the 20 business days immediately preceding the date which is 3 days prior to the date of Closing (the “Average Yield”). If the Average Yield is above 4.85%, then the capitalization rate shall increase 1 basis point for every 2 basis points that this yield is above 4.85% and the initial Rent number set forth above shall be increased accordingly. In no event shall the capitalization rate be less than 8.75%]

1

EXHIBIT I

FORM OF LEASE AGREEMENT

See Attached

1

EXHIBIT B

LEASE AGREEMENT

Between

COMMERCIAL NET LEASE REALTY, INC.,

a Maryland corporation,

as Landlord,

and

UNITED RENTALS, INC.

a Delaware corporation,

as Tenant,

Dated

as of

December     , 2004

i

ARTICLE IV. USE AND OPERATION OF PREMISES		4

4.1	Permitted Use	4

4.2	Operation	5

4.3	Compliance with Laws	6

4.4	Hazardous Materials and Sewage Prohibited	7

4.5	Mold and Other Environmental Conditions	8

4.6	Intentionally Deleted	9

4.7	Operating on the Premises	9

4.8	Compliance With Restrictions, Etc.	9

ARTICLE V. TAXES AND ASSESSMENTS		9

5.1	Real Estate Taxes and Assessments	9

ARTICLE VI. UTILITIES		11

ARTICLE VII. AGREEMENTS, FEES, ETC.		11

ARTICLE VIII. INSURANCE		12

8.1	Insurance by Tenant	12

8.2	Carriers and Features	13

8.3	Failure to Procure Insurance	13

8.4	Waiver of Subrogation	14

ARTICLE IX. ADDITIONS, ALTERATIONS AND REMOVALS		14

9.1	Prohibition	14

9.2	Permitted Renovations	14

9.3	Intentionally Deleted	16

ARTICLE X. MAINTENANCE AND REPAIRS		16

10.1	Repairs by Tenant	16

10.2	Landlord’s Obligation	17

ARTICLE XI. DAMAGE OR DESTRUCTION		17

11.1	Restoration and Repair	17

11.2	Escrow of Insurance Proceeds	17

11.3	Uninsured Losses	17

ARTICLE XII. CONDEMNATION		17

12.1	Complete Taking	17

12.2	Partial Taking	18

12.3	Award	18

12.4	Disputes	18

ARTICLE XIII. LANDLORD’S RIGHT TO INSPECT		18

ARTICLE XIV. ASSIGNMENT AND SUBLETTING BY TENANT		19

ARTICLE XV. LANDLORD’S INTEREST NOT SUBJECT TO LIENS		19

15.1	Liens, Generally	19

15.2	Mechanics Liens	19

15.3	Contest of Liens	20

15.4	Notices of Commencement of Construction	20

ARTICLE XVI. SUBORDINATION, ATTORNMENT AND NON-DISTURBANCE		20

16.1	Subordination	20

16.2	Attornment	21

16.3	Rights of Mortgagees and Assignees	21

ARTICLE XVII. END OF TERM		22

17.1	Surrender of Premises	22

17.2	Continuing Restrictive Covenant	22

17.3	Holding Over	23

ARTICLE XVIII. LIABILITY OF LANDLORD; INDEMNIFICATION		23

18.1	Liability of Landlord	23

18.2	Indemnification of Landlord	24

18.3	Indemnification of Tenant	24

18.4	Survival of Indemnities	24

18.5	Notice of Claim or Suit	24

18.6	Limitation on Liability of Landlord	25

ARTICLE XIX. DEFAULT		25

19.1	Events of Default	25

19.2	Remedies on Default	26

19.3	Landlord May Cure Tenant Defaults	27

19.4	Intentionally Deleted	28

19.5	Rights Cumulative	28

ARTICLE XX. NOTICES		28

ARTICLE XXI. MISCELLANEOUS		29

21.1	“Net” Lease	29

21.2	Estoppel Certificates	29

21.3	Brokerage	29

21.4	No Partnership or Joint Venture	29

21.5	Entire Agreement	30

21.6	Waiver	30

21.7	Time	30

21.8	Costs and Attorneys’ Fees	30

21.9	Records	30

21.10	Maintenance Records and Contracts	30

21.11	Captions and Headings	31

21.12	Severability	31

21.13	Successors and Assigns	31

21.14	Applicable Law	31

21.15	Recordation of Memorandum of Lease	31

21.16	Waiver of Jury Trial	31

21.17	Counterparts	31

21.18	Lease Confirmation Certificate	31

v

Exhibit A	-	Legal Description
Exhibit B	-	Base Rent for Initial Term and Option Periods
Exhibit C	-	Tenant Estoppel Certificate
Exhibit D	-	Memorandum of Lease
Exhibit E	-	Lease Confirmation Certificate
Exhibit F	-	Prohibited Tenants
Exhibit G	-	Prohibited Uses

LEASE AGREEMENT

THIS LEASE AND AGREEMENT (the “Lease”) is made and entered into effective as of the              day of December, 2004 (the “Effective Date”) by and between COMMERCIAL NET LEASE REALTY, INC., a Maryland corporation (the “Landlord”) and UNITED RENTALS *, INC., a Delaware corporation (the “Tenant”);

W I T N E S SE T H:

WHEREAS, Landlord is the owner of fee simple title to certain real property located in the City of *, County of *, State of * and described in Exhibit A attached hereto (the “Land”) upon which a building has been constructed, together with related site improvements (the “Improvements”); the Land and the Improvements, together with all licenses, rights, privileges and easements appurtenant thereto shall be collectively referred to herein as the “Premises”); and

WHEREAS, Tenant desires to lease from Landlord, and Landlord has agreed to lease to Tenant, all of the Premises upon the terms and conditions as more particularly hereinafter provided and described;

NOW, THEREFORE, for and in consideration of the premises hereof, the sums of money to be paid hereunder, and the mutual and reciprocal obligations undertaken herein, the parties hereto do hereby covenant, stipulate and agree as follows:

ARTICLE I.

AGREEMENT TO LEASE

1.1 Demise. Landlord does hereby demise, let and lease unto Tenant, and Tenant does hereby hire, lease and take as Tenant from Landlord the entire Premises upon those terms and conditions hereinafter set forth.

1.2 Condition. Tenant acknowledges and agrees that the Premises is and shall be leased by Landlord to Tenant in its present “as is” condition, and that Landlord makes absolutely no representations or warranties whatsoever with respect to the Premises or the condition thereof. Tenant acknowledges that Landlord has not investigated and does not warrant or represent to Tenant that the Premises are fit for the purposes intended by Tenant or for any other purpose or purposes whatsoever, and Tenant acknowledges that the Premises are to be leased to Tenant in their existing condition, i.e., “as-is”, on and as of the Possession Date. Tenant acknowledges that Tenant shall be solely responsible for any and all actions, repairs, permits, approvals and costs required for the rehabilitation, renovation, use, occupancy and operation of the Premises in accordance with applicable governmental requirements, including, without limitation, all governmental charges and fees, if any, which may be due or payable to applicable authorities. Tenant agrees that, by leasing the Premises, Tenant warrants and represents that Tenant has examined and approved all things concerning the Premises which Tenant deems material to Tenant’s leasing and use of the Premises. Tenant further acknowledges and agrees that (a) neither Landlord nor any agent of Landlord has made any representation or warranty, express or implied, concerning the Premises or which have induced Tenant to execute this Lease except as contained in this Lease, and (b) any other representations and warranties are expressly disclaimed by Landlord.

1.3 Quiet Enjoyment. Landlord covenants and agrees that so long as Tenant shall timely pay all rents due to Landlord from Tenant hereunder and keep, observe and perform all covenants, promises and agreements on Tenant’s part to be kept, observed and performed hereunder, Tenant shall and may peacefully and quietly have, hold and occupy the Premises free of any interference from Landlord; subject, however, and nevertheless to the terms, provisions and conditions of this Lease.

ARTICLE II.

TERM

2.1 Term. The initial term of this Lease (the “Initial Term”) shall, unless sooner terminated as elsewhere provided in this Lease, commence on the Effective Date and shall terminate and expire at 11:59 p.m. on the date immediately preceding the 15th-anniversary of the Rental Commencement Date. The Initial Term, together with any properly exercised Option Period (defined in Section 2.4 below) shall be collectively referred to herein as the “Term”.

2.2 Rental Commencement Date. For the purposes of this Lease, the “Rental Commencement Date” shall be the Effective Date hereof.

2.3 Possession Date. For the purposes of this Lease, the “Possession Date” shall be the date on which Landlord grants Tenant exclusive possession of the Premises which shall be the Effective Date hereof.

2.4 Option to Renew. Tenant shall have and is hereby granted three (3) options (individually an “Option”) to extend this Lease beyond the Initial Term for an additional period of five (5) years each (individually an “Option Period”), upon the same terms, covenants, conditions and rental as set forth herein. Tenant may exercise each such Option successively by giving written notice to Landlord not less than six (6) months prior to the expiration of the Initial Term of this Lease or expiration of the then current Option Period, as applicable. Notwithstanding the foregoing, Tenant shall not be entitled to extend the Term of this Lease if, at the time of exercise of an Option or at the time of commencement of an Option Period, Tenant is in default under any provision of this Lease as to which default Landlord has given notice to Tenant in accordance with Article XX hereof and such default remains uncured after the expiration of any applicable cure period. If Tenant shall fail, or shall not be entitled pursuant to the preceding sentence, to extend the Term of this Lease for an additional Option Period, all remaining rights of renewal shall automatically expire.

2.5 Termination. Notwithstanding any present or future law to the contrary, this Lease shall not be terminated by Tenant for any failure of Landlord to perform pursuant to the terms and conditions of this Lease or otherwise for any reason except as expressly provided herein.

ARTICLE III.

RENT

3.1 Base Rent. Beginning on the Rental Commencement Date, and subject to proration as set forth below, Tenant shall pay monthly base rent for the Premises in the amount set forth on Exhibit B attached hereto (“Base Rent”), together with all applicable sales and use taxes thereon. Base Rent shall be paid by Tenant to Landlord in equal monthly installments, in advance, on the first (1st) day of each calendar month commencing on the first (1st) day of the calendar month immediately following the Rental Commencement Date, it being agreed that Base Rent payable with respect to the period between the Rental Commencement Date and the first day of the following calendar month shall be due at the time that the first payment of Base Rent is due.

For the purposes of this Lease, the term “Lease Year” shall mean and be defined as each twelve month period commencing on the first day of the calendar month immediately following the Rental Commencement Date; provided, however, that the first Lease Year shall include the period from the Effective Date to the first day of the next following calendar month after the Rental Commencement Date. Base Rent shall be proportionately prorated for any extended or partial Lease Year (i.e., the first Lease Year and/or the final Lease Year).

3.2 Intentionally Deleted.

3.3 Intentionally Deleted.

3.4 Intentionally Deleted.

3.5 Intentionally Deleted.

3.6 Additional Rent; Rent Defined. If Landlord shall make any expenditure for which Tenant is responsible or liable under this Lease, or if Tenant shall become obligated to Landlord under this Lease for any sum other than Base Rent as hereinabove provided, the amount thereof shall be deemed to constitute additional rent (“Additional Rent”) and shall be due and payable by Tenant to Landlord, together with all applicable sales taxes thereon, if any, simultaneously with the next succeeding monthly installment of Base Rent or at such other time as may be expressly provided in this Lease for the payment of the same.

For the purpose of this Lease, the term “Rent” shall mean and be defined as all Base Rent, and Additional Rent due from Tenant to Landlord hereunder.

3.7 Payment of Rent. Each of the foregoing amounts of Rent and other sums shall be paid to Landlord without demand and without deduction, set-off, claim or counterclaim of any nature whatsoever which Tenant may have or allege to have against Landlord by check or by wire to                                              (or such other account directed in writing by Landlord), and all such payments shall, upon receipt by Landlord, be and remain the sole and absolute property of Landlord. All such Rent and other sums shall be paid to Landlord in legal tender of the United States at the address to which notices to Landlord are to be given or to such other party or to such other address as Landlord may designate from time to time by written notice to Tenant. If Landlord shall at any time accept any such Rent or other sums after the same shall become due and payable, such acceptance shall not excuse a delay upon subsequent occasions, or constitute or be construed as a waiver of any of Landlord’s rights hereunder.

3.8 Past Due Rent. If Tenant fails to make any payment of Rent or any other sums or amounts to be paid by Tenant hereunder on or before the date such payment is due and payable. Any past due payment shall bear interest from the date such payment became due to the date of payment thereof by Tenant at a rate which is equal to the lesser of (i) twelve percent (12%) per annum, or (ii) the maximum interest rate then allowable under the laws of the State in which the Premises are located. Such late charge and interest shall constitute Additional Rent and shall be due and payable with the next installment of Rent due hereunder.

3.9 No Diminution or Abatement of Rent. No abatement, diminution or reduction (i) of Rent, charges or other compensation, or (ii) of Tenant’s other obligations hereunder shall be allowed to Tenant or any person claiming under Tenant, under any circumstances or for any reason whatsoever, except as expressly provided otherwise herein.

ARTICLE IV.

USE AND OPERATION OF PREMISES

4.1 Permitted Use. Tenant covenants that it shall, throughout the Term of this Lease, use and occupy the Premises only for lawful purposes which do not conflict with covenants, restrictions or other matters of record affecting title to the Premises; notwithstanding the foregoing provision, however, the following uses shall be prohibited on the Premises:

(a) Any obnoxious odor, noise or sound which can be heard or smelled outside of the Building, provided that any usual paging system shall be allowed and further provided that typical restaurant odors shall not be deemed prohibited hereby if such restaurant facilities have been properly constructed and maintained so as not to pollute.

(b) Any operation primarily used as an assembling, manufacturing, distilling, refining, smelting, agricultural or mining operation.

(c) Any mobile home, trailer court, labor camp, junk yard or stock yard (except that this provision shall not prohibit the temporary use of construction trailers during periods of construction, reconstruction or maintenance).

(d) Any dumping, disposing, incineration or reduction of garbage (exclusive of garbage compactors located in the rear of any Building).

(e) Any fire sale, bankruptcy sale (unless pursuant to a court order) or auction house operation.

(f) Any automobile or RV sales, leasing or display.

(g) Any bowling alley.

(h) Any skating rink, school or other place of public assembly.

(i) Any living quarters, sleeping apartments or lodging rooms.

(j) Any veterinary hospital or animal raising facility (except that this provision shall not prohibit pet shops such as Pet’s Mart or Petstuff or the maintenance of live animals for sale or the provision of veterinary services in conjunction with the operation of any such pet shop).

(k) Any mortuary.

(l) Any establishment which has as its principal business the selling or exhibiting of pornographic materials, including, without limitation any adult book or film store and any adult entertainment nightclub.

(m) Any bar, tavern or other establishment whose principal business is the sale for on premises consumption of alcoholic beverages, provided that nothing contained herein shall prohibit the selling of alcoholic beverages by a restaurant operation not otherwise prohibited by this Lease.

(n) Any theater or cinema.

(o) Any flea market, amusement arcade, pool or billiard hall, dance hall or discotheque, carnival, circus or off-track betting parlor.

(p) Intentionally Deleted.

(q) Any health club or health spa.

(r) Any central laundry, dry cleaning plant or laundromat.

(s) Any so called “head shop” and the sale of rolling paper and other drug paraphernalia.

Subject to any and all restrictions of record against the Premises, to all laws applicable to the Premises, and subject to all of the other requirements and terms of this Lease, Tenant may use and occupy the Premises for the provision of trench, shoring, trench shields, road plates or related trench and safety equipment, traffic control, flagging, sign, striping and barricade services for highway construction projects and for the distribution, sales, rentals, storage (including outdoor storage), warehousing, maintenance, and repair of construction, industrial, household, roadway and other machinery, tools and equipment of all kinds, the sale of propane, concrete and merchandise of all kinds and for offices and all other related uses (whether current or future) in connection with Tenant’s equipment rental business and for other related uses in connection with Tenant’s equipment rental business (collectively, the “Intended Uses”), and for no other purpose without the prior written consent of Landlord, such consent not to be unreasonably withheld, conditioned or delayed.

4.2 Operation. Throughout the Term of this Lease, Tenant shall operate the Premises in good condition and consistent with and in accordance with a majority of Tenant’s branch locations throughout the United States.

4.3 Compliance with Laws. Tenant shall at all times keep and maintain the Premises in compliance with all applicable laws, ordinances, statutes, rules, regulations, orders, directions and requirements of all federal, state, county and municipal governments and of all other governmental agencies or authorities having or claiming jurisdiction over the Premises or the business activities conducted thereon or therein and of all of their respective departments, bureaus, agencies or officers, and of any insurance underwriting board or insurance inspection bureau having or claiming such jurisdiction or any other body exercising similar functions and of all insurance companies from time to time selected by Tenant to write policies of insurance covering the Premises and any business or business activity conducted thereon or therein. Without limiting the foregoing, to the extent any governmental entity requires more parking spaces to be located on the Premises or more striped spaces to be located on the Premises, Tenant shall be responsible for complying with any such requirement.

Notwithstanding the generality of the foregoing, Tenant shall, at its sole expense, maintain the Premises in full compliance with all applicable federal, state or municipal laws, ordinances, rules and regulations currently in existence or hereafter enacted or rendered governing accessibility for the disabled or handicapped, including, but not limited to, any applicable provisions of The Architectural Barriers Act of 1968, The Rehabilitation Act of 1973, The Americans With Disabilities Act, the accessibility code(s), if any, of the State in which the Premises is located, and all regulations and guidelines promulgated under any all of the foregoing, as the same may be amended from time to time (collectively the “Accessibility Laws”).

Should a governmental agency with authority over the Premises impose any new laws, ordinances, statutes, rules, regulations, orders, directions or requirements (which were not in existence on the date of this Lease) requiring a modification of the Improvements during the term of the Lease (a “New Governmental Requirement”), Tenant shall be required to make any and all repairs, replacements or modifications to the Premises necessary to comply fully with said New Governmental Requirement. Should the cost of modifying the Improvements to comply with any New Governmental Requirement be less than $50,000, Tenant shall pay all of the costs of said modification. Should the costs of modifying the Improvements to comply with any New Governmental Requirement exceed $50,000 but are less than $100,000, then if Tenant desires, Tenant may request that Landlord fund the costs in excess of $50,000 but less than $100,000 (the “Excess Costs”) of complying with the New Governmental Requirement by delivering written notice of such request prior to beginning any such modifications; provided, however, Tenant shall not be required to wait for a response form Landlord before commencing work on the Improvements to cause said Improvements to comply with the New Governmental Requirements. Should the costs of modifying the Improvements to comply with any New Governmental Requirement exceed $100,000, Tenant shall pay all of the costs of said modification in excess of $100,000. In no event shall Tenant request and shall Landlord be obligated to fund more than $50,000 in Excess Costs, and any costs above $100,000 (the $50,000 funded by Tenant and the $50,000 funded by Landlord) shall be paid by Tenant. If Tenant requests Landlord to fund the Excess Costs prior to beginning any such modifications, then upon completion of the work Landlord shall reimburse Tenant for the actual Excess Costs incurred by Tenant up to a total of $50,000 in Excess Costs. At the time of Landlord’s funding of the Excess Costs, Landlord and Tenant shall enter into an amendment to the Lease which increases the Base Rent payable hereunder by taking the amount of the Excess Costs and applying the Initial

Capitalization Rate, as defined herein. As used herein, the “Initial Capitalization Rate” shall mean *** (insert cap rate from Exhibit H of the applicable Purchase Agreement). Notwithstanding anything else contained herein, should Tenant fail to request reimbursement from Landlord of the Excess Costs prior to beginning work on any modification which results from a New Governmental Requirement, then Landlord shall have no obligation to reimburse Tenant for any Excess Costs of such modification.

4.4 Hazardous Materials and Sewage Prohibited. Tenant hereby agrees that Tenant, its employees, agents, invitees, licensees, contractors or subtenants (if permitted), shall handle, store, dispose of and use any and all Hazardous Materials (as hereinafter defined) located on the Premises which are standard for Tenant’s intended use of the Premises in accordance with Environmental Requirements (as hereinafter defined). Except for such Hazardous Materials which are standard for or used in connection with the Intended Uses, Tenant shall at all times from and after the Effective Date keep the Premises free of Hazardous Materials. Neither Tenant nor any of its employees, agents, invitees, licensees, contractors or subtenants (if permitted) shall use, generate, manufacture, refine, treat, process, produce, store, deposit, handle, transport, release, or dispose of Hazardous Materials in, on or about the Premises or into the groundwater thereof, in violation of any federal, state or municipal law, decision, statute, rule, ordinance or regulation currently in existence or hereafter enacted or rendered.

Tenant shall give Landlord prompt written notice of any claim received by Tenant from any person, entity, or governmental agency that a release or disposal of Hazardous Materials has occurred on the Premises or the groundwater thereof. Landlord shall give Tenant prompt written notice of any claim received by Landlord from any person, entity, or governmental agency that a release or disposal of Hazardous Materials has occurred on the Premises or the groundwater thereof.

Commencing upon the Effective Date and continuing during the Term of this Lease, Tenant shall indemnify, defend and hold Landlord, its successors and assigns, and their respective directors, officers, employees and agents, harmless from and against any claims (including third party claims), demands, penalties, fines, liabilities, settlements, damages, costs or expenses of whatever kind or nature, known or unknown, including reasonable attorneys’ fees, fees of environmental consultants and other experts and laboratory fees, contingent or otherwise, arising out of or in any way related to the following matters (except those following matters which shall result from the negligence or misconduct of Landlord, its successors and assigns and mortgagees, and their respective directors, officers, employees and agents or result from a contamination of the Premises after the Effective Date hereof by the migration, percolation diffusion or movement of Hazardous Materials from an off-site source onto the Premises as a result of the negligent, reckless or intentional acts of third parties): (i) the release, use, storage, treatment, transportation, transfer, manufacture, refinement, handling, production, disposal or threatened release of any Hazardous Materials, on, over, under, from or affecting the Premises or the air, soil, water vegetation, buildings, personal property, persons or animals thereon (collectively a “Release”); (ii) any personal injury (including wrongful death) or property damages (real or personal) arising out of or related to such Release; (iii) any lawsuit brought or threatened, settlement reached or governmental order relating to such Release; (iv) any violation of or liability pursuant to environmental laws which is based upon or in any way related to such Release; (v) any Pre-Existing Environmental Condition (as hereinafter defined); and/or (vi) the breach of any warranty, representation or covenant contained in this Section. The indemnity provided in this Section shall survive the termination of this Lease and is not limited or otherwise affected by Landlord’s knowledge of any matter. Tenant further agrees that Tenant shall be responsible, at its sole cost and expense, for all Corrective Action (as hereinafter defined) relative to: (i) any and all Hazardous Materials in soil, groundwater or surface water on or about the Premises in amounts, concentrations or levels that meet or exceed Environmental Requirements, first occurring during the Term of this Lease or during any period after any termination of this Lease during which Tenant continues occupancy of the Premises; and (ii) any Pre-Existing Environmental Condition.

As used herein, the term “Hazardous Materials” shall mean and be defined as any and all toxic or hazardous substances, chemicals, materials or pollutants, of any kind or nature, which are regulated, governed, restricted or prohibited by any federal, state or local law, decision, statute, rule, or ordinance currently in existence or hereafter enacted or rendered, and shall include (without limitation), all oil, gasoline and petroleum based substances. As used herein, the term “Pre-Existing Environmental Condition” means presence of: (i) Hazardous Materials in soil, groundwater or surface water on or about the Premises in amounts, concentrations or levels that meet or exceed Environmental Requirements, including cleanup or other standards applicable to Hazardous Substances, which first existed or first occurred prior to the Effective Date; or (ii) any other environmental condition which first existed or first occurred prior to the Effective Date. “Environmental Requirements”, as used herein, shall mean all applicable federal, state, and local government laws (including common law), rules, regulations, statutes, codes, ordinances, directives, guidance documents, cleanup or other standards, and any other governmental requirements or standards which pertain to, regulate, or impose liability or standards of conduct concerning the use, storage, human exposure to, handling, transportation, release, cleanup or disposal of Hazardous Substances. “Corrective Action” shall mean investigation, assessment, monitoring, sampling, analysis, cleanup, removal, disposal, on-site treatment, off-site treatment, active remediation, passive remediation, remediation alternatives including but not limited to risk-based corrective action, if applicable, and/or other activities approved, concurred in or required by the governmental agency having jurisdiction over the Premises.

Tenant shall not discharge or permit to be discharged from the Premises any Hazardous Materials or any sewage other than that which is normal waste water for the business conducted by Tenant on, in or from the Premises. Any sewage which is produced or generated in connection with the use or operation of the Premises shall be handled and disposed of by Tenant as required by and in compliance with all applicable local, state and federal laws, ordinances and rules or regulations.

4.5 Mold and Other Environmental Conditions. Tenant shall, during the Term of this Lease and any renewals thereof, (i) provide prompt written notification to Landlord of any adverse change to the Premises, such as changes to any environmental condition, including, without limitation, the presence of biocontaminants, such as mold; (ii) promptly undertake appropriate assessment, remedial and preventative actions sufficient to meet any guidelines or regulations adopted by applicable authoritative bodies or regulatory agencies in connection with a determination of any adverse change, and, in any event with respect to mold contamination, Tenant shall undertake (a) removal of the mold, (b) abatement of the underlying cause of the mold (including water intrusion), and (c) repair of any leaks and associated water damage at the Premises.

4.6 Intentionally Deleted.

4.7 Operating on the Premises. So long as Tenant is paying all Rent due hereunder and maintaining the Premises as otherwise required herein, Tenant shall not be obligated to occupy or conduct business in the Premises.

4.8 Compliance With Restrictions, Etc. Tenant, at its expense, shall comply with all restrictive covenants or other title exceptions affecting the Premises and comply with and perform all of the obligations set forth therein to the extent that the same are applicable to the Premises or to the extent that the same, if not complied with or performed, would impair or prevent the continued use, occupancy and operation of the Premises. Further, in addition to Tenant’s payment obligations under this Lease, Tenant shall pay all sums charged, levied or assessed under any restrictive covenants, declaration, reciprocal easement agreement or other title exceptions affecting the Premises promptly as the same become due and shall furnish Landlord evidence of payment thereof.

ARTICLE V.

TAXES AND ASSESSMENTS

5.1 Real Estate Taxes and Assessments. From and after the Possession Date and continuing throughout the Term of this Lease Tenant’s obligations with respect to Real Estate Taxes (as hereinafter defined) shall be as follows:

(a) Tenant shall pay either to Landlord or directly to the taxing authorities the ad valorem real estate taxes, personal property taxes, and all assessments, annual benefits, levies, fees and all other governmental charges, general and special, ordinary and extraordinary, foreseen and unforeseen, attributable and levied upon or assessed and payable by Landlord with respect to the Premises (collectively the “Real Estate Taxes”).

(b) Landlord, with Tenant’s cooperation, shall cause the taxing authorities to deliver all bills for Real Estate Taxes directly to Tenant or should any taxing authority refuse to deliver a tax bill directly to Tenant, Landlord shall deliver said tax bill to Tenant no later than ten (10) days after receipt from the taxing authority. Tenant shall pay all bills for real estate taxes on or before the due date thereof. Upon written request from Landlord, Tenant shall deliver to Landlord evidence of the payment of the Real Estate Taxes for the calendar year no later than thirty (30) days after the date Real Estate Taxes would be delinquent.

(c) Tenant shall have the right to participate in all negotiations of the Real Estate Taxes and shall also have the right to contest the validity or the amount of any Real Estate Taxes by such appellate or other proceedings as may be appropriate in the jurisdiction, and may, if applicable, defer payment of such obligations if payment would operate as a bar to such contest, and, if applicable, pay same under protest, or take such other steps as Tenant may deem appropriate, provided, however, that Tenant indemnifies Landlord from any expense (including reasonable attorney’s fees) or liability arising out of such contest, pursues such contest in good faith and with due diligence, posts any bond or security required by law in connection with such contest, gives Landlord written notice of its intention to contest, and takes no action which shall cause or allow the institution of any foreclosure proceedings or similar action against the Premises. Landlord shall, at Tenant’s expense, cooperate in the institution and prosecution of any such proceedings initiated by Tenant and shall execute any documents which Landlord may reasonably be required to execute and shall make any appearances which Landlord may reasonably be required to make in connection with such proceedings.

(d) Should Landlord institute proceedings to contest the validity or the amount of any Real Estate Taxes, Tenant shall cooperate and shall make any appearances which Tenant may reasonably be required to make in such proceedings but shall not be obligated to incur any expense in connection therewith; provided, however, that Landlord pursues such contest in good faith and with due diligence and Landlord shall take no action which shall cause or allow the institution of any foreclosure proceedings or similar action against the Premises which might result in the termination of this Lease.

(e) Should any of the proceedings referred to in the preceding two paragraphs of this Section 5.1 result in reducing the total annual Real Estate Taxes, Tenant shall be entitled to receive all refunds by the taxing authorities attributable to the Premises for any period for which Tenant has paid Real Estate Taxes after deducting therefrom payment of all of Landlord’s and Tenant’s actual expenses incurred in any such proceeding in which a refund is paid. Anything in this Lease or the preceding sentence to the contrary notwithstanding, Landlord is not entitled to charge Tenant or to seek reimbursement from Tenant for any internal fees whatsoever in connection with such tax contest. If no refund shall be secured in any such proceeding, the party instituting the proceeding shall bear the entire cost, or if Landlord institutes the proceeding at Tenant’s request, Tenant shall bear the entire actual cost.

(f) Except for Real Estate Taxes, nothing in this Section 5.1 shall require Tenant to pay or reimburse Landlord for the payment of (i) any income, profit, inheritance, estate, succession, gift, franchise or transfer taxes which are or may be imposed upon Landlord, its successors or assigns, by whatever authority imposed or however designated, (ii) any tax imposed upon the sale of all or a part of the Premises by Landlord, or (iii) any tax, assessment, charge or levy imposed or levied upon or assessed against any property of Landlord other than the Premises or any income to, or business activity of, Landlord not in connection with the Premises. Nothing herein shall require Tenant to pay or reimburse Landlord for the payment of any tax if Tenant’s payment of such tax or reimbursement of Landlord for the payment of such tax would violate any applicable law.

(g) Tenant shall pay and discharge, when due, all taxes assessed during the Term of this Lease against any leasehold interest or personal property of any kind owned by or placed in the Premises by Tenant. In addition to the Rent and any other sums or amounts required to be paid by Tenant to Landlord pursuant to the provisions of this Lease, Tenant shall also pay to Landlord, simultaneously with such payment of such Rent or other sums or amounts, the amount of any applicable sales, use or excise tax on any such Rent or other sums or amounts so paid by Tenant to Landlord, whether the same be levied, imposed or assessed by the State in which the Premises is located or any other federal, state, county or municipal governmental entity or agency. Any such sales, use or excise taxes shall be paid by Tenant to Landlord at the same time that each of the amounts with respect to which such taxes are payable are paid by Tenant to Landlord.

ARTICLE VI.

UTILITIES

From and after the Possession Date Tenant shall be liable for and shall pay directly all charges, rents and fees (together with any applicable taxes or assessments thereon) when due for water, gas, electricity, air conditioning, heat, septic, sewer, refuse collection, telephone and any other utility charges or similar items in connection with the use or occupancy of the Premises during the Term of this Lease. From and after the Possession Date Landlord shall not be responsible or liable in any way whatsoever for the impairment, interruption, stoppage, or other interference with any utility services to the Premises not caused by Landlord, its agents, employees, contractors or licensees. In any event no interruption, termination or cessation of utility services to the Premises shall relieve Tenant of its duties and obligations pursuant to this Lease, including, without limitation, its obligation to pay all Rent as and when the same shall be due hereunder. Notwithstanding the foregoing, if: (i) any Essential Service (as defined in the following sentence) is discontinued to the Premises for more than 15 consecutive business days following notice thereof from Tenant to Landlord; (ii) such discontinuance results solely from Landlord’s negligent or willful act or omission, and does not also result in whole or in part from any unavoidable delay or Legal Requirement; and (iii) such discontinuance renders all or any significant portion of the Premises untenantable and all or such portion of the Premises is not used by Tenant for the conduct of its business, then Rent (except to the extent any Additional Rent relates to any of Landlord’s services performed in such portion of the Premises) shall thereupon abate, based upon the portion of the Premises so rendered untenantable and not used by Tenant until such discontinuance is remedied. Essential Service means any of the following: heating or air-conditioning (as seasonally required), office electricity, water, or plumbing. The abatement provided for in this subsection shall not apply to any discontinuance of an Essential Service caused by casualty or condemnation.

ARTICLE VII.

AGREEMENTS, FEES, ETC.

Tenant shall keep and maintain in full force during the entire Term of this Lease all franchise agreements, license agreements, management agreements, service and maintenance contracts, equipment leases and other contracts or agreements involving or relating to the operation of the Premises. Tenant shall, at its sole cost and expense, pay all franchise fees, license fees, management fees or other expenses of any kind or nature whatsoever in connection with its operation of the Premises.

ARTICLE VIII.

INSURANCE

8.1 Insurance by Tenant. From and after the Possession Date and continuing throughout the Term of this Lease, Tenant shall, at its sole cost and expense, maintain in full force and effect the following types and amounts of insurance coverage:

(a) Special form insurance on the Improvements, including all permitted alterations, changes, additions and replacements thereof and thereto, including without limitation, insurance against loss or damage caused by: (i) fire, windstorm and other hazards and perils generally included under extended coverage; (ii) sprinkler leakage; (iii) vandalism and malicious mischief; and (iv) boiler and machinery, all in an amount which reasonably assures there will be sufficient proceeds to replace the Improvements in the event of a loss against which such insurance is issued. Such insurance shall (v) contain an agreed amount endorsement with respect to the Improvements, (vii) provide for no deductible in excess of TWENTY FIVE THOUSAND AND NO/100 DOLLARS ($25,000.00), and (vi) contain endorsements insuring against liability for “demolition costs” and “increased cost of construction”, as well as “ordinance or law” coverage and an “enforcement” endorsement if any of the Improvements or the use of the Premises shall at any time constitute legally non-conforming structures or uses. All insurance required hereunder, and all other insurance maintained by Tenant on the Improvements in excess of or in addition to that required hereunder, shall be carried in favor of Landlord and Tenant, as their respective interests may appear.

(b) Commercial general liability and property damage insurance providing coverage against liability for personal and bodily injury, death and property damage having limits of not less than THREE MILLION AND NO/100 DOLLARS ($3,000,000.00) per occurrence with a general aggregate of not less than THREE MILLION AND NO/100 DOLLARS ($3,000,000.00), and with an umbrella liability policy in the amount of FIVE MILLION AND NO/100 DOLLARS ($5,000,000.00). Such insurance shall cover at least the following hazards: (i) premises and operations; (ii) products and completed operations; (iii) independent contractors; (iv) blanket contractual liability for all written and oral contracts; and (v) contractual liability covering the indemnities contained in Article XIX hereof to the extent the same is available. Such insurance, and any and all other liability insurance maintained by Tenant in excess of or in addition to that required hereunder, shall name Landlord as an additional insured.

(c) Workers’ compensation insurance, in a form prescribed by the laws of the State in which the Premises are located, and employers’ liability insurance.

(d) Builders’ risk insurance in accordance with the requirements of this Article, but only prior to the commencement of and during the construction of any permitted rehabilitation, replacement, reconstruction, restoration, renovation or alteration to the Premises.

(e) Loss of rent insurance in favor of Landlord, without a provision for co-insurance, in an amount sufficient to pay Rent for a period of at least twelve (12) months in the event Tenant’s obligation to pay same under the Lease abates for any reason whatsoever (provided that the foregoing shall not be deemed consent to any right of rent abatement except as specifically provided in this Lease).

(f) Flood hazard insurance if any portion of the Improvements is currently or at any time in the future located in a federally designated “special flood hazard area” and in which flood insurance has been made available under the National Flood Insurance Act of 1968 (and any successor thereto) in an amount which reasonably assures that there will be sufficient proceeds to replace the Improvements in the event of a loss against which such insurance is issued.

(g) Earthquake insurance, if required, in amounts, form and substance satisfactory to Landlord, provided that the insurance pursuant to this paragraph (g) shall be on terms consistent with the all risk insurance policy required under paragraph (a) above.

(h) If Tenant’s use of the Premises involves selling or distributing alcoholic beverages for on-Premises consumption, Tenant shall provide, keep and maintain in full force and effect liquor liability insurance in the amount of not less than ONE MILLION AND NO/100 DOLLARS ($1,000,000.00).

(i) In addition, Tenant shall, at Landlord’s request, provide, keep and maintain in full force and effect such other insurance for such risks and in such amounts as may from time to time be commonly insured against in the case of business operations similar to those contemplated by this Lease to be conducted by Tenant on the Premises.

8.2 Carriers and Features. All insurance policies required to be carried by Tenant as provided in this Article shall be issued by insurance companies approved by Landlord authorized and licensed to do business in the State in which the Premises is located. The insurance companies must have (as determined by Landlord at its discretion): (i) an investment grade rating for claims paying ability assigned by a credit rating agency approved by Landlord and (ii) a general policy rating of A or better and a financial class of X or better by A.M. Best Company, Inc. All such policies shall be for periods of not less than one year and Tenant shall renew the same at least thirty (30) days prior to the expiration thereof. All such policies shall name Landlord as additional insured and any wholly or principally owned subsidiaries of Landlord that may now or hereafter exist, as well as any mortgagee or collateral assignee of Landlord, and shall require not less than thirty (30) days written notice to Landlord prior to any cancellation thereof or any change reducing coverage thereunder. In addition to the foregoing, all policies of insurance required in Section 8.1 shall contain above shall contain clauses or endorsements to the effect that (iii) no act or negligence of Tenant, or anyone acting for Tenant, or failure to comply with the provisions of any policy which might otherwise result in a forfeiture of the insurance or any part thereof, shall in any way affect the validity or enforceability of the insurance insofar as Landlord is concerned, and (iv) Landlord shall not be liable for any insurance premiums thereon or subject to any assessments thereunder.

Tenant shall pay the premiums for all insurance policies which Tenant is obligated to carry under this Article VIII and, at least thirty (30) days prior to the date any such insurance must be in effect, deliver to Landlord a copy of the policy or policies, or a certificate or certificates thereof (on ACORD 27 forms or equivalent), along with evidence that the premiums therefor have been paid for at least the next ensuing quarter-annual period.

8.3 Failure to Procure Insurance. In the event Tenant shall fail to procure insurance required under this Article and fail to maintain the same in full force and effect continuously during the Term of this Lease, Landlord shall be entitled to immediately procure the same and Tenant shall immediately reimburse Landlord for such premium expense as Additional Rent.

8.4 Waiver of Subrogation. Tenant agrees that, if any property owned by it and located in the Premises shall be stolen, damaged or destroyed by an insured peril, Landlord shall not have any liability to Tenant, nor to any insurer of Tenant, for or in respect of such theft, damage or destruction, and Tenant shall require all policies of risk insurance carried by it on its property in the Premises to contain or be endorsed with a provision in and by which the insurer designated therein shall waive its right of subrogation against Landlord. Landlord agrees that, if any property owned by it and located in the Premises shall be stolen, damaged or destroyed by an insured peril, Tenant shall not have any liability to Landlord, nor to any insurer of Landlord, for or in respect of such theft, damage or destruction, and Landlord shall require all policies of risk insurance carried by it on its property in the Premises to contain or be endorsed with a provision in and by which the insurer designated therein shall waive its right of subrogation against Tenant.

ARTICLE IX.

ADDITIONS, ALTERATIONS AND REMOVALS

9.1 Prohibition. Except as hereinafter expressly provided in Section 9.2, no portion of the Premises shall be demolished, removed or altered by Tenant in any manner whatsoever without the prior written consent and approval of Landlord, which may be withheld by Landlord in its sole and absolute discretion.

9.2 Permitted Renovations.

(a) Tenant shall be entitled and obligated to undertake all alterations to the Premises required by any applicable law or ordinance including, without limitation, any alterations required by any Accessibility Laws, and, in such event, Tenant shall comply with the provisions of Section 9.2 below.

(b) Tenant shall be entitled to undertake non-structural alterations, renovations or modifications to the Premises without Landlord’s prior consent.

(c) Tenant shall not be entitled to undertake any structural alterations, renovations or modifications (collectively, “Structural Work”) to the Premises without Landlord’s prior written consent; provided, however, Landlord’s prior consent shall not be required for structural repairs or replacements of existing structural elements (e.g. replacing roof, the roof membrane roof covering, exterior walls, structural support beams); provided further however that Tenant shall give Landlord written notice before causing such structural repairs or replacements to be performed and shall also comply with the provisions of Section 9.2 below. Prior to performing any Structural Work, Tenant shall request Landlord’s consent, which consent shall be given or withheld within thirty (30) days of Tenant’s request. Landlord’s consent shall not be unreasonably withheld, but may be conditioned upon Tenant’s full compliance with the requirements of subsection 9.2(d) below.

(d) When performing any alterations or renovations to the Improvements, Tenant shall comply with all of the following requirements:

(i) No such alterations shall be undertaken by Tenant which materially and adversely affect the value of the Premises or without Landlord’s consent, materially decrease the square footage of the Improvements.

(ii) Before the commencement of any such alterations, Tenant or its agents shall furnish to Landlord either plans and specifications therefor depicting the scope of the Alterations or a reasonable detailed itemization thereof.

(iii) Before the commencement of any such alterations, Tenant shall obtain the approval thereof by all governmental departments or authorities having or claiming jurisdiction of or over the Premises, if required by such departments or authorities, and with any public utility companies having an interest therein, if required by such utility companies. In any such work, Tenant shall comply with all applicable laws, ordinances, requirements, orders, directions, rules and regulations of the federal, state, county and municipal governments and of all other governmental authorities having or claiming jurisdiction of or over the Premises and of all their respective departments, bureaus and offices, and with the requirements and regulations, if any, of such public utilities, of the insurance underwriting board or insurance inspection bureau having or claiming jurisdiction, or any other body exercising similar functions, and of all insurance companies then writing policies covering the Premises or any part thereof.

(iv) Tenant represents and warrants to Landlord that all such alterations will be performed in a good and workmanlike manner, in accordance with the terms, provisions and conditions of this Lease, the plans and specifications or itemization thereof approved by Landlord and all governmental requirements.

(v) Landlord shall have the right to inspect any such work at all times during normal working hours and to maintain at the Premises for that purpose (at its own expense) such inspector(s) as it may deem necessary so long as such inspections do not interfere with Tenant’s work (but Landlord shall not thereby assume any responsibility for the proper completion of the alterations in accordance with the terms of this Lease, nor any liability arising from the improper performance thereof).

(vi) All such alterations shall be performed at Tenant’s cost and expense and free of any expense to Landlord and free of any liens on Landlord’s title to or Tenant’s leasehold interest in the Premises.

(vii) Upon substantial completion of any such alterations Tenant shall procure a certificate of occupancy or other written approval, if available and if required, from the appropriate governmental authorities verifying the substantial completion thereof and shall provide a copy of same to Landlord.

(viii) Tenant shall, and hereby agrees to, indemnify and save and hold Landlord harmless from and against and reimburse Landlord for any and all loss, damage, cost and expense (including, without limitation, reasonable attorneys’ fees) incurred by or asserted against Landlord which is occasioned by or results, directly or indirectly, from any construction or renovation activities conducted upon the Premises; whether or not the same is caused by or is the fault of Tenant or any contractor, subcontractor, laborer, supplier, materialman or any other third party.

(e) Upon expiration of or termination of the lease term, Tenant shall not be required to remove any alterations or renovations made to the Improvements by Tenant, unless at the time Landlord gave its consent to said alterations, Landlord conditioned its consent on the removal of said alterations upon lease expiration or termination. Landlord represents and warrants that Tenant shall have no obligation to remove any Improvements made to the Premises prior to the Effective Date hereof.

9.3 Intentionally Deleted.

ARTICLE X.

MAINTENANCE AND REPAIRS

10.1 Repairs by Tenant.

(a) From and after the Possession Date and continuing throughout the Term of this Lease Tenant shall at all times and at its sole cost and expense, put, keep, replace and maintain the Premises (including, without limitation, the roof, plumbing systems, electric systems and HVAC systems) in good repair and in good, safe and substantial order and condition, shall make all repairs thereto, both inside and outside, structural and non-structural, ordinary and extraordinary, howsoever the necessity or desirability for repairs may occur, and whether or not necessitated by wear, tear, obsolescence or defects, latent or otherwise, and shall use all reasonable precautions to prevent waste, damage or injury. Tenant shall also, at its own cost and expense, put, keep, replace and maintain all landscaping, signs, sidewalks, roadways, driveways and parking areas within the Premises in good repair and in good, safe and substantial order and condition and free from dirt, standing water, rubbish and other obstructions or obstacles.

(b) Anything in subsection 10.1(a) to the contrary notwithstanding, if pursuant to this Lease, after obtaining Landlord’s consent to the incurrence of such expenses, which consent may be withheld at Landlord’s reasonable discretion, Tenant shall incur any capital expenses (as defined under generally accepted accounting principles) for maintenance, but not for remodeling, improving or expansion, during the last two (2) years of the Term, the need for which shall not have arisen as a result of any breach by Tenant under this Lease or any negligence or willful misconduct on the part of Tenant or Tenant’s Representatives, Landlord shall reimburse Tenant for a part of such capital expenses so incurred by Tenant. Tenant’s share shall equal the result of dividing the capital expense by its useful life (under g.a.a.p.) and multiplying the quotient by the number of years (and parts of a year) remaining in the Term (as the term may be extended by any exercised Option Period(s)). Landlord, at Landlord’s option, shall credit Tenant with a decrease in the Rent next due hereunder equal to the balance of such capital expense or shall pay the balance of such capital expense on the date which is sixty (60) days from the date of the expiration of the Lease Term, taking into account any Option Periods exercised by Tenant. For example, if with two (2) years remaining on the Term, Tenant incurs a $50,000 capital expense for a replacement item which has a useful life of ten (10) years, Landlord would reimburse Tenant $40,000 on the date which is sixty (60) days from the end of the Lease Term (unless Tenant exercises an Option Period in which case Landlord would reimburse Tenant $15,000, on the date which is sixty (60) days from the end of that Option Period). However, Landlord may refuse its consent to any such capital expense, and in such event, Landlord shall not be obligated to make such capital expenses, and Tenant shall be forgiven from incurring such capital expense and from making the capital improvement.

10.2 Landlord’s Obligation. Landlord shall not be required to make any alterations, reconstructions, replacements, changes, additions, improvements or repairs of any kind or nature whatsoever to the Premises or any portion thereof (including, without limitation, any portion of the Improvements) at any time during the Term of this Lease.

ARTICLE XI.

DAMAGE OR DESTRUCTION

11.1 Restoration and Repair. If, during the Term of this Lease, the Improvements shall be destroyed or damaged in whole or in part by fire, windstorm or any other cause whatsoever, Tenant shall give Landlord prompt notice thereof and shall repair, reconstruct or replace the Improvements, or the portion thereof so destroyed or damaged (whichever is reasonably required), at least to the extent of the value and character thereof existing immediately prior to such occurrence. All work shall be started as soon as practicable and completed, at Tenant’s sole cost and expense. Tenant shall, however, immediately take such action as is necessary to assure that the Premises (or any portion thereof) do not constitute a nuisance or otherwise present a health or safety hazard.

11.2 Escrow of Insurance Proceeds. In the event of a casualty resulting in a loss payment for the Improvements in an amount greater than ONE HUNDRED THOUSAND AND NO/100 DOLLARS ($100,000.00), the proceeds of all insurance policies maintained by Tenant shall be deposited in Landlord’s name in a joint escrow account at a bank or other financial institution agreed to by Landlord and Tenant, and shall be used by Tenant for the repair, reconstruction or restoration of the Improvements. Such proceeds shall be disbursed periodically upon receipt of partial lien waivers and certification of the architect or engineer having supervision of the work that such amounts are the amounts paid or payable for the repair, reconstruction or restoration. Tenant shall obtain and make receipted bills available to Landlord and, upon completion of said work, full and final waivers of lien. In the event of a casualty resulting in a loss payment for the Improvements in an amount equal to or less than the amount stated above, the proceeds shall be paid to Tenant, and shall be applied towards repair, reconstruction and restoration.

11.3 Uninsured Losses. Nothing contained herein shall relieve Tenant of its obligations under this Article if the destruction or damage is not covered, either in whole or in part, by insurance.

ARTICLE XII.

CONDEMNATION

12.1 Complete Taking. If the whole of the Premises shall be taken or condemned for any public or quasi-public use or purpose, by right of eminent domain or by purchase in lieu thereof, or if a substantial portion of the Premises shall be so taken or condemned that the portion or portions remaining is or are not sufficient and suitable, in the mutual reasonable judgment of Landlord and Tenant, for the continued operation of the business contemplated by this Lease to be conducted thereon, therein or therefrom so as to effectively render the Premises untenantable, then this Lease and the Term hereby granted shall cease and terminate as of the date on which the condemning authority takes possession and all Rent shall be paid by Tenant to Landlord up to that date or refunded by Landlord to Tenant if Rent has previously been paid by Tenant beyond that date.

12.2 Partial Taking. If a portion of the Premises is taken, and the portion or portions remaining can, in the mutual reasonable judgment of Landlord and Tenant, be adapted and used for the conduct of Tenant’s business operation, such that the Premises are not effectively rendered untenantable or unfit for Tenant’s business purposes, then the Tenant shall promptly restore the remaining portion or portions thereof to a condition comparable to their condition at the time of such taking or condemnation, less the portion or portions lost by the taking, and this Lease shall continue in full force and effect except that the Rent payable hereunder shall, if necessary, be equitably adjusted to take into account the portion or portions of the Premises lost by the taking.

12.3 Award. The entire award for the Premises or the portion or portions thereof so taken shall be apportioned between Landlord and Tenant as follows: (i) if this Lease terminates due to a taking or condemnation, Landlord shall be entitled to the entire award (except for any separate award made to Tenant for its moving expenses, interruption of or damage to Tenant’s business, any unamortized leasehold improvements paid for by Tenant (regardless of whether such improvements are part of the Improvements or Landlord’s property pursuant to this Lease) and the value of any Tenant’s property, pursuant to a separate independent action taken by Tenant against the condemning authority); (ii) if this Lease does not terminate due to such taking or condemnation, Tenant shall be entitled to the award to the extent required for restoration of the Premises, and Landlord shall be entitled to the balance of the award not applied to restoration. If this Lease does not terminate due to a taking or condemnation, Tenant shall, with due diligence, restore the remaining portion or portions of the Premises in the manner hereinabove provided. In such event, the proceeds of the award to be applied to restoration shall be deposited with a bank or financial institution agreeable to Landlord and Tenant as if such award were insurance proceeds, and the amount so deposited will thereafter be treated in the same manner as insurance proceeds are to be treated under Section 11.2 of this Lease until the restoration has been completed and Tenant has been reimbursed for all the costs and expenses thereof. If the award is insufficient to pay for the restoration, Tenant shall be responsible for the remaining cost and expense of such restoration.

12.4 Disputes. If Landlord and Tenant cannot agree in respect of any matters to be determined under this Article, a determination shall be requested of the court having jurisdiction over the taking or condemnation; provided, however, that if said court will not accept such matters for determination, either party may have the matters determined by a court otherwise having jurisdiction over the parties.

ARTICLE XIII.

LANDLORD’S RIGHT TO INSPECT

Landlord and its agents shall have the right to enter upon the Premises or any portion thereof during Tenant’s normal business hours, after twenty four (24) hours prior notice to Tenant, to inspect the operation, sanitation, safety, maintenance and use of the same, or any portions of the same and to assure itself that Tenant is in full compliance with its obligations under this Lease (but Landlord shall not thereby assume any responsibility for the performance of any of Tenant’s obligations hereunder, nor any liability arising from the improper performance thereof). In making any such inspections, Landlord shall not unduly interrupt or interfere with the conduct of Tenant’s business.

ARTICLE XIV.

ASSIGNMENT AND SUBLETTING BY TENANT

Tenant may assign its interest in this Lease or sublet the whole or any part of the Premises without the prior consent of Landlord, provided that (i) within fifteen (15) days thereafter Tenant shall deliver to Landlord written notice thereof, accompanied by a copy of the instrument(s) of assignment or sublease, and (ii) any such assignee or sublessee shall agree in writing to assume and perform all of the terms and conditions of this Lease on Tenant’s part to be performed with respect to the assigned or subleased estate from and after the commencement date of such assignment or subletting. Tenant shall remain primarily liable and responsible under this Lease in the event of any such assignment or sublease and shall not be released from its obligations hereunder. Any assignment of this Lease or subletting of the Premises without notification to Landlord shall not be effective as to Landlord and Landlord shall not be bound thereby until receipt of such notification. Any assignment of this Lease or subletting of the Premises for an unlawful or prohibited use or a use restricted by matters of title shall be void and of no force and effect.

ARTICLE XV.

LANDLORD’S INTEREST NOT SUBJECT TO LIENS

15.1 Liens, Generally. Tenant shall not create or cause to be imposed, claimed or filed upon the Premises, or any portion thereof, or upon the interest of Landlord therein, any lien, charge or encumbrance whatsoever. If, because of any act or omission of Tenant, any such lien, charge or encumbrance shall be imposed, claimed or filed, Tenant shall, at its sole cost and expense, cause the same to be fully paid and satisfied or otherwise discharged of record (by bonding or otherwise) and Tenant shall indemnify and save and hold Landlord harmless from and against any and all costs, liabilities, suits, penalties, claims and demands whatsoever, and from and against any and all attorneys’ fees, at both trial and all appellate levels, resulting or on account thereof and therefrom. In the event that Tenant shall fail to comply with the foregoing provisions of this Section 15.1, Landlord shall have the option of paying, satisfying or otherwise discharging (by bonding or otherwise) such lien, charge or encumbrance and Tenant agrees to reimburse Landlord, as Additional Rent, for all sums so paid and for all costs and expenses incurred by Landlord in connection therewith, together with interest thereon as provided in this Lease, until paid.

15.2 Mechanics Liens. Landlord’s interest in the Premises shall not be subjected to liens of any nature by reason of Tenant’s construction, alteration, renovation, repair, restoration, replacement or reconstruction of any improvements on or in the Premises, or by reason of any other act or omission of Tenant (or of any person claiming by, through or under Tenant) including, but not limited to, mechanics’ and materialmen’s liens. All persons dealing with Tenant are hereby placed on notice that such persons shall not look to Landlord or to Landlord’s credit or assets (including Landlord’s interest in the Premises) for payment or satisfaction of any obligations incurred in connection with the construction, alteration, renovation, repair, restoration, replacement or reconstruction thereof by or on behalf of Tenant. Tenant has no power, right or authority to subject Landlord’s interest in the Premises to any mechanic’s or materialmen’s lien or claim of lien. If a lien, a claim of lien or an order for the payment of money shall be imposed against the Premises on account of work performed, for or on behalf of Tenant, Tenant shall, within thirty (30) days after written notice of the imposition of such lien, claim or order, cause the Premises to be released therefrom by the payment of the obligation secured thereby or by furnishing a bond or by any other method prescribed or permitted by law. If a lien is released, Tenant shall thereupon establish the release as a matter of record by recording or filing it in the appropriate office of land records of the County in which the Premises is located, and shall furnish Landlord with a copy of same.

15.3 Contest of Liens. Tenant may, at its option, contest the validity of any lien or claim of lien if Tenant shall have first posted an appropriate and sufficient bond in favor of the claimant or paid the appropriate sum into court, if permitted by law, and thereby obtained the release of the Premises from such lien. If judgment is obtained by the claimant under any lien, Tenant shall pay the same immediately after such judgment shall have become final and the time for appeal therefrom has expired without appeal having been taken. Tenant shall, at its own expense, defend the interests of Tenant and Landlord in any and all such suits; provided, however, that Landlord may, at its election, engage its own counsel and assert its own defenses, in which event Tenant shall cooperate with Landlord and make available to Landlord all information and data which Landlord deems necessary or desirable for such defense.

15.4 Notices of Commencement of Construction. If required by the laws of the State in which the Premises is located, prior to commencement by Tenant of any work on the Premises Tenant shall record or file a notice of the commencement of such work (the “Notice of Commencement”) in the land records of the County in which the Premises are located, identifying Tenant as the party for whom such work is being performed, stating such other matters as may be required by law and requiring the service of copies of all notices, liens or claims of lien upon Landlord. Any such Notice of Commencement shall clearly reflect that the interest of Tenant in the Premises is that of a leasehold estate and shall also clearly reflect that the interest of Landlord as the fee simple owner of the Premises shall not be subject to mechanics or materialmen’s liens on account of the work which is the subject of such Notice of Commencement. A copy of any such Notice of Commencement shall be furnished to and approved by Landlord and its attorneys prior to the recording or filing thereof, as aforesaid.

ARTICLE XVI.

SUBORDINATION, ATTORNMENT AND NON-DISTURBANCE

16.1 Subordination. This Lease, Tenant’s interest hereunder and Tenant’s leasehold interest in and to the Premises are hereby agreed by Tenant to be and are hereby made junior, inferior, subordinate and subject in right, title, interest, lien, encumbrance, priority and all other respects to any mortgage or mortgages now or hereafter in force and effect upon or encumbering Landlord’s interest in the Premises, or any portion thereof, and to all collateral assignments by Landlord to any third party or parties of any of Landlord’s rights under this Lease or the rents, issues and profits thereof or therefrom as security for any liability or indebtedness, direct, indirect or contingent, of Landlord to such third party or parties, and to all future modifications, extensions, renewals, consolidations and replacements of, and all amendments and supplements to any such mortgage, mortgages or assignments, and upon recording of any such mortgage, mortgages or assignments, the same shall be deemed to be prior in dignity, lien and encumbrance to this Lease, Tenant’s interest hereunder and Tenant’s leasehold interest in and to the Premises irrespective of the dates of execution, delivery or recordation of any such mortgage, mortgages or assignments; provided, however, such subordination shall be upon the express condition that the validity of this Lease shall be recognized by the holder of any such mortgage or assignment, and that, notwithstanding any default by the Landlord with respect to such mortgage or assignment, Tenant’s possession and right of use under this Lease in and to the Premises shall not be disturbed by such mortgagee or ground lessor unless and until Tenant shall breach any of the provisions hereof after notice and expiration of the applicable cure period, if any, and this Lease or Tenant’s right to possession hereunder shall have been terminated in accordance with the provisions of this Lease. The foregoing subordination provisions of this Section shall be automatic and self-operative without the necessity of the execution of any further instrument or agreement of subordination on the part of Tenant. However, if Landlord or the holder or proposed holder of any such mortgage, mortgages or assignments shall request that Tenant execute and deliver any further instrument or agreement of subordination of this Lease, Tenant’s interest hereunder or Tenant’s leasehold interest in the Premises to any such mortgage, mortgages or assignments in confirmation or furtherance of or in addition to the foregoing subordination provisions of this Section, Tenant shall execute and deliver the same to the requesting party within ten (10) days following Tenant’s receipt of such a written request. Such documents shall include a non-disturbance provision in accordance with this Section, shall be in a form reasonably acceptable to lender, Landlord and Tenant, and shall not amend this Lease.

16.2 Attornment. Tenant shall and hereby agrees to attorn, and be bound under all of the terms, provisions, covenants and conditions of this Lease, to any successor of the interest of Landlord under this Lease for the balance of the Term of this Lease remaining at the time of the succession of such interest to such successor. In particular, in the event that any proceedings are brought for the foreclosure of any mortgage or security interest encumbering or collateral assignment of Landlord’s interest in the Premises, or any portion thereof, Tenant shall attorn to the purchaser at any such foreclosure sale and recognize such purchaser as Landlord under this Lease, subject, however, to all of the terms and conditions of this Lease. Tenant agrees that neither the purchaser at any such foreclosure sale nor the foreclosing mortgagee or holder of such security interest or collateral assignment shall have any liability for any act or omission of Landlord, be subject to any offsets or defenses which Tenant may have as claim against Landlord, or be bound by any advance rents which may have been paid by Tenant to Landlord for more than the current period in which such rents come due; provided, however, if the foreclosing mortgagee had notice of any default and an opportunity to cure said default, then the foreclosing mortgagee will be subject to offsets and defenses for said default of which it had notice from Tenant.

16.3 Rights of Mortgagees and Assignees. At the time of giving any notice of default to Landlord, Tenant shall mail or deliver to the holders of any mortgage on the Premises or holder of security interest in or collateral assignment of this Lease who have, in writing, notified Tenant of their interests (individually a “Mortgagee”) a copy of any such notice. No notice of default or termination of this Lease by Tenant shall be effective until every Mortgagee shall have been furnished a copy of such notice by Tenant. In the event Landlord fails to cure any default by it under this Lease, any Mortgagee shall have, at its option, a period of thirty (30) days within which to remedy such default of Landlord or to cause such default to be remedied. In the event that a Mortgagee elects to cure any such default by Landlord, then Tenant shall accept such performance on the part of such Mortgagee as though the same had been performed by Landlord, and for such purpose Tenant hereby authorizes any Mortgagee to enter upon the Premises to the extent necessary to exercise any of Landlord’s rights, powers and duties under this Lease. If any Mortgagee promptly commences and diligently pursues to cure a default by Landlord which is reasonably capable of being cured by that Mortgagee, then Tenant will not terminate this Lease or cease to perform any of its obligations under this Lease so long as the Mortgagee is, with due diligence, engaged in the curing of such default.

ARTICLE XVII.

END OF TERM

17.1 Surrender of Premises. Tenant shall, on or before the last day of the Term of this Lease or upon the sooner termination thereof, peaceably and quietly surrender and deliver to Landlord the Premises (including, without limitation, all Improvements and all additions thereto and replacements thereof made from time to time over the Term of this Lease), in good order, condition and repair, reasonable wear and tear excepted, and free and clear of all liens and encumbrances other than those which exist on the Rental Commencement Date or are otherwise specifically approved and acknowledged by Landlord in writing.

17.2 Continuing Restrictive Covenant.

(a) If the Restrictive Covenant Contingencies set forth in Subsection 17.2(d) below are satisfied, then for one (1) year from the end of the Term, Landlord will not enter into a lease of the Premises with any Prohibited Tenant for a Prohibited Use, as those terms are defined below, without United Rentals’ (as hereinafter defined) consent, which may be withheld in the sole and absolute discretion of United Rentals.

(b) If Landlord is required to get United Rentals’ consent hereunder, Landlord shall deliver to Tenant a notice of its intent to lease the Premises to a Prohibited Tenant for a Prohibited Use, which notice must also contain (i) the name of the proposed tenant, (ii) the intended use of the Premises, and (iii) the anticipated date of rent commencement under the proposed lease. United Rentals shall give or withhold its consent within fifteen (15) days after receipt of Landlord’s notice.

(c) Should United Rentals consent to the proposed lease, Landlord may enter into a lease with the Prohibited Tenant for the Prohibited Use. Should United Rentals wish to deny its consent to the proposed lease, United Rentals must deliver to Landlord both (i) a written acknowledgement of the denial of consent, and (ii) a written acknowledgement of responsibility to pay the total Restriction Fee, as defined herein. The “Restriction Fee” shall mean (y) the Base Rent due during the final month of the Term of this Lease, increased in accordance with the formula set forth on Exhibit B just as if the last day of the Term was an Adjustment Date; and (z) Additional Rent, from the rent commencement date under the proposed lease, through the date which is one year after the end of the Term of this Lease. If United Rentals fails to deliver both the rejection notice and the acknowledgement of responsibility for the Restriction Fee in the time provided herein, notwithstanding anything else contained in this Section 17.2, the proposed lease shall be deemed approved and Landlord may enter into said lease. Tenant shall pay to Landlord the Restriction Fee in equal monthly installments.

(d) As used herein, “Prohibited Tenants” shall mean those companies identified on Exhibit F attached hereto and “Prohibited Uses” shall mean those uses set forth on Exhibit G attached hereto; provided, however, the list of Prohibited Tenants and Prohibited Uses may be amended by United Rentals from time to time upon written notice to Landlord, but in no event shall the Prohibited Uses or Prohibited Tenants be amended any later than one hundred eighty (180) days before the end of the Lease Term, and the list of Prohibited Tenants and Prohibited Uses on that date shall be the final list. As used herein, the “Restrictive Covenant Contingencies” shall mean all of the following contingencies: (i) on the last day of the Term United Rentals is the current Tenant under the Lease, (ii) for at least one day during the last year of the Term United Rentals was operating business from the Premises; and (iii) on the last day of the Term, United Rentals is operating a similar business from a property located within twenty-five (25) miles of the Premises.

(e) As used herein, “United Rentals” shall mean United Rentals, Inc., or any affiliate, subsidiary or successor thereof. The consent rights under this Section are personal rights of United Rentals. If at the end of the Term of this Lease the Tenant hereunder is a person or entity other than United Rentals, that Tenant shall have no rights under this Section 17.2, including without limitation any right to approve, disapprove or consent to the subsequent leasing of the Premises by Landlord.

17.3 Holding Over. If Tenant or any other person or party shall remain in possession of the Premises or any part thereof following the expiration of the Term or earlier termination of this Lease without an agreement in writing between Landlord and Tenant with respect thereto, the person or party remaining in possession shall be deemed to be a tenant at sufferance, and during any such holdover, the Rent payable under this Lease by such tenant at sufferance shall be one hundred and fifty percent (150%) of the rate or rates in effect immediately prior to the expiration of the Term or earlier termination of this Lease. In no event, however, shall such holding over be deemed or construed to be or constitute a renewal or extension of this Lease. The parties agree that: (i) it would be impractical and extremely difficult to fix the actual damage Landlord will suffer in the event of Tenant’s holdover without Landlord’s consent; and (ii) the foregoing increases in Rent due during any holdover period represent a fair and reasonable estimate of the detriment that Landlord will suffer by reason of Tenant’s holdover without consent and shall constitute Landlord’s sole and exclusive remedy for Tenant’s holdover.

ARTICLE XVIII.

LIABILITY OF LANDLORD; INDEMNIFICATION

18.1 Liability of Landlord. Landlord shall not be liable to Tenant, its employees, agents, business invitees, licensees, customers, clients, or guests for any damage, injury, loss, compensation or claim, including, but not limited to, claims for the interruption of or loss to Tenant’s business, based on, arising out of or resulting from any cause whatsoever (except the negligence or misconduct of Landlord, its successors and assigns, and their respective directors, officers, employees and agents), including, but not limited to: (i) repairs to any portion of the

Premises; (ii) interruption in Tenant’s use of the Premises; (iii) any accident or damage resulting from the use or operation (by Tenant or any other person or persons) of any equipment within the Premises, including without limitation, heating, cooling, electrical or plumbing equipment or apparatus; (iv) the termination of this Lease by reason of the condemnation or destruction of the Premises in accordance with the provisions of this Lease; (v) any fire, robbery, theft, mysterious disappearance or other casualty; (vi) the actions of any other person or persons; and (g) any leakage or seepage in or from any part or portion of the Premises, whether from water, rain or other precipitation that may leak into, or flow from, any part of the Premises, or from drains, pipes or plumbing fixtures in the Improvements. Any storage or placement by the Tenant or its employees of goods, property or personal effects in or about the Premises shall done be at the sole risk of the Tenant.

18.2 Indemnification of Landlord. Tenant shall defend, indemnify and save and hold Landlord harmless from and against any and all liabilities, obligations, losses, damages, injunctions, suits, actions, fines, penalties, claims, demands, costs and expenses of every kind or nature (except as may arise through the negligence or misconduct of Landlord, its successors and assigns, and their respective directors, officers, employees and agents), including reasonable attorneys’ fees and court costs, incurred by Landlord, arising directly or indirectly from or out of: (i) any failure by Tenant to perform any of the terms, provisions, covenants or conditions of this Lease on Tenant’s part to be performed; (ii) any accident, injury or damage which shall happen at, in or upon the Premises, however occurring; (iii) any matter or thing growing out of the condition, occupation, maintenance, alteration, repair, use or operation by any person of the Premises, or any part thereof, or the operation of the business contemplated by this Lease to be conducted thereon, thereat, therein, or therefrom; (iv) any failure of Tenant to comply with any laws, ordinances, requirements, orders, directions, rules or regulations of any governmental authority, including, without limitation, the Accessibility Laws; (v) any contamination of the Premises, or the groundwaters thereof, arising on or after the Rental Commencement Date; (vi) any discharge of Hazardous Materials sewage or waste materials from the Premises occurring on or after the Rental Commencement Date; or (vii) any other act or omission of Tenant, its employees, agents, invitees, customers, licensees or contractors.

18.3 Indemnification of Tenant. Landlord shall defend, indemnify and save and hold Tenant harmless from and against any and all liabilities, obligations, losses, damages, injunctions, suits, actions, fines, penalties, claims, demands, costs and expenses of every kind or nature that arises through the negligence or misconduct of Landlord, its successors and assigns, and their respective directors, officers, employees and agents, including reasonable attorneys’ fees and court costs, incurred by Tenant.

18.4 Survival of Indemnities. Tenant’s indemnity obligations under this Article and elsewhere in this Lease arising prior to the expiration or earlier termination of this Lease shall survive any such expiration or termination.

18.5 Notice of Claim or Suit. Tenant shall promptly notify Landlord of any claim, action, proceeding or suit involving the Premises which is instituted or threatened against Tenant or Landlord of which Tenant receives notice or of which Tenant acquires knowledge. In the event Landlord is made a party to any action for damages or other relief against which Tenant has indemnified Landlord, as aforesaid, Tenant shall defend Landlord, pay all costs and shall provide effective counsel to Landlord in such litigation or, at Landlord’s option, shall pay all reasonable attorneys’ fees and costs incurred by Landlord in connection with its own defense or settlement of said litigation.

18.6 Limitation on Liability of Landlord. In the event Tenant is awarded a money judgment against Landlord, Tenant’s sole recourse for satisfaction of such judgment shall be limited to execution against the Premises. In no event shall any officer, director, employee or shareholder of Landlord be personally liable for the obligations of Landlord hereunder.

ARTICLE XIX.

DEFAULT

19.1 Events of Default. Each of the following events shall be an event of default hereunder by Tenant and shall constitute a breach of this Lease (individually an “Event of Default”):

(a) If Tenant shall fail to pay, when due, any Rent, or portion thereof, or any other sum due to Landlord from Tenant hereunder, and such failure shall continue for a period of ten (10) days after the due date thereof. However, the first three failures to pay when due, any Rent, or portion thereof, or any other sum due to Landlord from Tenant in any calendar year shall not be an Event of Default unless and until such failure continues for ten (10) days after written notice from Landlord of such failure to pay said sum.

(b) Intentionally Deleted.

(c) If Tenant shall violate or fail to comply with or perform any other term, provision, covenant, agreement or condition to be performed or observed by Tenant under this Lease, and such violation or failure shall continue for a period of thirty (30) days after written notice thereof from Landlord. However, should Tenant commence to cure said violation or commence the performance of said provision, covenant, agreement or condition within said thirty (30) days and thereafter diligently pursue said cure, then such failure shall not be an Event of Default hereunder so long as Tenant is diligently pursuing said cure, and so long as said failure is cured in any event within three hundred (300) days after the written notice from Landlord.

(d) If, at any time during the Term of this Lease, there shall be filed against Tenant in any court, pursuant to any statute of either the United States or of any State, a petition in bankruptcy or insolvency, or for reorganization or arrangement, or for the appointment of a receiver or trustee of all or any portion of Tenant’s property, including, without limitation, its leasehold interest in the Premises, or if Tenant shall make an assignment for the benefit of its creditors or petitions for or enters into an arrangement with its creditors.

(e) If, at any time during the Term of this Lease, there shall be filed against Tenant in any courts pursuant to any statute of the United States or of any State, a petition in bankruptcy or insolvency, or for reorganization, or for the appointment of a receiver or trustee of all or a portion of Tenant’s property, including, without limitation, its leasehold interest in the Premises, and any such proceeding against Tenant shall not be dismissed within ninety (90) days following the commencement thereof.

(f) If Tenant’s leasehold interest in the Premises or property therein shall be seized under any levy, execution, attachment or other process of court where the same shall not be vacated or stayed on appeal or otherwise within ninety (90) days thereafter, or if Tenant’s leasehold interest in the Premises is sold by judicial sale and such sale is not vacated, set aside or stayed on appeal or otherwise within ninety (90) days thereafter.

19.2 Remedies on Default. If any of the Events of Default hereinabove specified shall occur, Landlord, at any time thereafter, shall have and may exercise any of the following rights and remedies:

(a) Landlord may, pursuant to written notice thereof to Tenant, terminate this Lease and, peaceably or pursuant to appropriate legal proceedings, re-enter, retake and resume possession of the Premises for Landlord’s own account and, for Tenant’s breach of and default under this Lease, recover immediately from Tenant any and all rents and other sums and damages due or in existence at the time of such termination, including, without limitation, (i) all Rent and other sums, charges, payments, costs and expenses agreed and/or required to be paid by Tenant to Landlord hereunder, (ii) all costs and expenses of Landlord in connection with the recovery of possession of the Premises, including reasonable attorneys’ fees and court costs, and (iii) all costs and expenses of Landlord in connection with any reletting or attempted reletting of the Premises or any part or parts thereof, including, without limitation, brokerage fees, attorneys’ fees and the cost of any alterations or repairs which may be reasonably required to so relet the Premises, or any part or parts thereof.

(b) Landlord may, pursuant to any prior notice required by law, and without terminating this Lease, peaceably or pursuant to appropriate legal proceedings, re-enter, retake and resume possession of the Premises for the account of Tenant, make such alterations of and repairs to the Premises as may be reasonably necessary in order to relet the same or any part or parts thereof and relet or attempt to relet the Premises or any part or parts thereof for such term or terms (which may be for a term or terms extending beyond the Term of this Lease), at such rents and upon such other terms and provisions as Landlord, in its sole, but reasonable, discretion, may deem advisable. If Landlord relets or attempts to relet the Premises, Landlord shall at its sole discretion determine the terms and provisions of any new lease or sublease and whether or not a particular proposed new tenant or sublessee is acceptable to Landlord. Upon any such reletting, all rents received by the Landlord from such reletting shall be applied, (a) first, to the payment of all costs and expenses of recovering possession of the Premises, (b) second, to the payment of any costs and expenses of such reletting, including brokerage fees, attorneys’ fees and the cost of any alterations and repairs reasonably required for such reletting; (c) third, to the payment of any indebtedness, other than Rent, due hereunder from Tenant to the Landlord, (d) fourth, to the payment of all Rent and other sums due and unpaid hereunder, and (e) fifth, the residue, if any, shall be held by the Landlord and applied in payment of future Rents as the same may become due and payable hereunder. If the rents received from such reletting during any period shall be less than that required to be paid during that period by the Tenant hereunder, Tenant shall promptly pay any such deficiency to the Landlord and failing the prompt payment thereof by Tenant to Landlord, Landlord shall immediately be entitled to institute legal proceedings for the recovery and collection of the same. Such deficiency shall be calculated and paid at the time each payment of rent shall otherwise become due under this Lease, or, at the option of Landlord, at the end of the Term of this Lease. Landlord shall, in addition, be immediately entitled to sue for and otherwise recover from Tenant any other damages occasioned by or resulting from any abandonment of the Premises or other breach of or default under this Lease other than a default in the payment of rent. No such re-entry, retaking or resumption of possession of the Premises by the Landlord for the account of Tenant shall be construed as an election on the part of Landlord to terminate this Lease unless a written notice of such intention shall be given to the Tenant or unless the termination of this Lease be decreed by a court of competent jurisdiction. Notwithstanding any such re-entry and reletting or attempted reletting of the Premises or any part or parts thereof for the account of Tenant without termination, Landlord may at any time thereafter, upon written notice to Tenant, elect to terminate this Lease or pursue any other remedy available to Landlord for Tenant’s previous breach of or default under this Lease.

(c) Landlord may, without re-entering, retaking or resuming possession of the Premises, sue for all Rent and all other sums, charges, payments, costs and expenses due from Tenant to Landlord hereunder either: (i) as they become due under this Lease, taking into account that Tenant’s right and option to pay the Rent hereunder on a monthly basis in any particular Lease Year is conditioned upon the absence of a default on Tenant’s part in the performance of its obligations under this Lease, or (ii) at Landlord’s option, accelerate the maturity and due date of the whole or any part of the Rent for the entire then-remaining unexpired balance of the Term of this Lease (the “Accelerated Rent Amount”), as well as all other sums, charges, payments, costs and expenses required to be paid by Tenant to Landlord hereunder, including, without limitation, damages for breach or default of Tenant’s obligations hereunder in existence at the time of such acceleration, such that all sums due and payable under this Lease shall, following such acceleration, be treated as being and, in fact, be due and payable in advance as of the date of such acceleration. Landlord may then proceed to recover and collect the Present Value, as defined herein, of the Accelerated Rent Amount, and interest on said amount and other sums so sued for from Tenant by distress, levy, execution or otherwise. As used herein, “Present Value” shall mean Accelerated Rent Amount discounted at a discount rate equal to the yield on the ten (10) year U.S. Treasury Note.

(d) In addition to the remedies hereinabove specified and enumerated, Landlord shall have and may exercise the right to invoke any other remedies allowed at law or in equity as if the remedies of re-entry, unlawful detainer proceedings and other remedies were not herein provided. Accordingly, the mention in this Lease of any particular remedy shall not preclude Landlord from having or exercising any other remedy at law or in equity. Nothing herein contained shall be construed as precluding the Landlord from having or exercising such lawful remedies as may be and become necessary in order to preserve the Landlord’s right or the interest of the Landlord in the Premises and in this Lease, even before the expiration of any notice periods provided for in this Lease, if under the particular circumstances then existing the allowance of such notice periods will prejudice or will endanger the rights and estate of the Landlord in this Lease and in the Premises.

19.3 Landlord May Cure Tenant Defaults. If Tenant shall default in the performance of any term, provisions, covenant or condition on its part to be performed hereunder, Landlord may, after notice to Tenant and expiration of the applicable cure period (or without notice or shorter notice, as reasonable under the circumstances if, in Landlord’s reasonable opinion, an emergency exists, but in any event with prior oral notice vie telephone) perform the same for the account and at the expense of Tenant. If, at any time and by reason of such default, Landlord is compelled to pay, or elects to pay, any sum of money or do any act which will require the payment of any sum of money, or is compelled to incur any expense in the enforcement of its rights hereunder or otherwise, such sum or sums, together with interest thereon at the highest rate allowed under the laws of the State where the Premises is located, shall be deemed Additional Rent hereunder and shall be repaid to Landlord by Tenant promptly when billed therefor, and Landlord shall have all the same rights and remedies in respect thereof as Landlord has in respect of the rents herein reserved.

19.4 Intentionally Deleted.

19.5 Rights Cumulative. The rights and remedies provided and available to Landlord in this Lease are distinct, separate and cumulative remedies, and no one of them, whether or not exercised by Landlord, shall be deemed to be in exclusion of any other.

ARTICLE XX.

NOTICES

Any notice required or permitted to be given under this Lease shall be deemed given if delivered personally to an officer or general partner of the party to be notified or sent by (a) United States registered or certified mail, postage prepaid, return receipt requested or (b) overnight courier service, and addressed as follows:

If to Landlord:	Commercial Net Lease Realty, Inc.
450 South Orange Avenue, Suite 900
Orlando, Florida 32801
Attention: Vice President - Asset Management

With copy to:	Commercial Net Lease Realty, Inc.
450 South Orange Avenue, Suite 900
Orlando, Florida 32801
Attention: General Counsel

If to Tenant:	United Rentals *, Inc.
Five Greenwich Office Park
Greenwich, Connecticut 06831-5180
Attn: Legal Department (Real Estate)

With copy to:	United Rentals *, Inc.
Two North Cascade, Suite 420
Colorado Springs, Colorado 80903
Attention: Director of Real Estate Management

or such other address as may be designated by either party by written notice to the other. Except as otherwise provided in this Lease, every notice, demand, request or other communication hereunder shall be deemed to have been given or served upon actual receipt thereof. Accordingly, a notice shall not be effective until actually received. Notwithstanding the foregoing, any notice mailed to the last designated address of any person or party to which a notice may be or is required to be delivered pursuant to this Lease shall not be deemed ineffective if actual delivery cannot be made due to a change of address of the person or party to which the notice is directed or the failure or refusal of such person or party to accept delivery of the notice.

ARTICLE XXI.

MISCELLANEOUS

21.1 “Net” Lease. Landlord and Tenant acknowledge and agree that both parties intend that this Lease shall be and constitute what is generally referred to in the real estate industry as a “triple net” or “absolute net” lease, such that Tenant shall be obligated hereunder to pay all costs and expenses incurred with respect to, and associated with, the Premises and the business operated thereon and therein, including, without limitation, all taxes and assessments, utility charges, insurance costs, maintenance costs and repair, replacement and restoration expenses (all as more particularly herein provided) together with any and all other assessments, charges, costs and expenses of any kind or nature whatsoever related to, or associated with, the Premises and the business operated thereon and therein; provided, however, that Landlord shall nonetheless be obligated to pay any debt service on any mortgage encumbering Landlord’s fee simple interest in the Premises, and Landlord’s personal income taxes with respect to the rents received by Landlord under this Lease. Except as expressly hereinabove provided, Landlord shall bear no cost or expense of any type or nature with respect to, or associated with, the Premises.

21.2 Estoppel Certificates. Tenant shall from time to time, within fifteen (15) days after request by Landlord and without charge, give a Tenant Estoppel Certificate in the form attached hereto as Exhibit C and containing such other matters as may be reasonably requested by Landlord to any person, firm or corporation specified by Landlord; provided, however, Tenant shall not be required to amend any term of the Lease by such estoppel. Landlord shall from time to time, within fifteen (15) days after request by Tenant and without charge, give a Tenant Estoppel Certificate certifying whether there are any known defaults under the Lease, certifying the Term of and the Rent payable under the Lease, and containing such other matters as may be reasonably requested by Tenant to any person, firm or corporation specified by Tenant.

21.3 Brokerage. Landlord and Tenant hereby represent and warrant to each other that they have not engaged, employed or utilized the services of any business or real estate brokers, salesmen, agents or finders in the initiation, negotiation or consummation of the business and real estate transaction reflected in this Lease. On the basis of such representation and warranty, each party shall and hereby agrees to indemnify and save and hold the other party harmless from and against the payment of any commissions or fees to or claims for commissions or fees by any real estate or business broker, salesman, agent or finder resulting from or arising out of any actions taken or agreements made by them with respect to the business and real estate transaction reflected in this Lease.

21.4 No Partnership or Joint Venture. Landlord shall not, by virtue of this Lease, in any way or for any purpose, be deemed to be a partner of Tenant in the conduct of Tenant’s business upon, within or from the Premises or otherwise, or a joint venturer or a member of a joint enterprise with Tenant.

21.5 Entire Agreement. This Lease contains the entire agreement between the parties and, except as otherwise provided herein, can only be changed, modified, amended or terminated by an instrument in writing executed by the parties. It is mutually acknowledged and agreed by Landlord and Tenant that there are no verbal agreements, representations, warranties or other understandings affecting the same; and that Tenant hereby waives, as a material part of the consideration hereof, all claims against Landlord for rescission, damages or any other form of relief by reason of any alleged covenant, warranty, representation, agreement or understanding not contained in this Lease. This Lease shall not be changed, amended or modified except by a written instrument executed by Landlord and Tenant.

21.6 Waiver. No release, discharge or waiver of any provision hereof shall be enforceable against or binding upon Landlord or Tenant unless in writing and executed by Landlord or Tenant, as the case may be. Neither the failure of Landlord or Tenant to insist upon a strict performance of any of the terms, provisions, covenants, agreements and conditions hereof, nor the acceptance of any Rent by Landlord with knowledge of a breach of this Lease by Tenant in the performance of its obligations hereunder, shall be deemed a waiver of any rights or remedies that Landlord or Tenant may have or a waiver of any subsequent breach or default in any of such terms, provisions, covenants, agreements and conditions.

21.7 Time. Time is of the essence in every particular of this Lease, including, without limitation, obligations for the payment of money.

21.8 Costs and Attorneys’ Fees. If either party shall bring an action to recover any sum due hereunder, or for any breach hereunder, and shall obtain a judgment or decree in its favor, the court may award to such prevailing party its reasonable costs and reasonable attorneys’ fees, specifically including reasonable attorneys’ fees incurred in connection with any appeals (whether or not taxable as such by law). Landlord shall also be entitled to recover its reasonable attorneys’ fees and costs incurred in any bankruptcy action filed by or against Tenant, including, without limitation, those incurred in seeking relief from the automatic stay, in dealing with the assumption or rejection of this Lease, in any adversary proceeding, and in the preparation and filing of any proof of claim. Tenant shall also be entitled to recover its reasonable attorneys’ fees and costs incurred in any bankruptcy action filed by or against Landlord, including, without limitation, those incurred in seeking relief from the automatic stay, in dealing with the assumption or rejection of this Lease, in any adversary proceeding, and in the preparation and filing of any proof of claim.

21.9 Records. Tenant shall keep and maintain at all times complete and accurate books and records adequate to reflect clearly and correctly Tenant’s annual sales, and upon request of Landlord not to be made more than twice in any calendar year, Tenant shall furnish to Landlord within thirty (30) days of such request, sales data requested from the Premises and a financial statement (audited, if available) showing Tenant’s net worth for the most recent calendar year.

21.10 Maintenance Records and Contracts. Tenant shall keep and maintain at all times complete and accurate books and records regarding the maintenance and repair of the Premises,

and upon the request of Landlord not to be made more than four times in any calendar year, Tenant shall furnish to Landlord within thirty (30) days of such request, copies of all maintenance and repair records for the Premises in Tenant’s possession, including any maintenance or service contracts.

21.11 Captions and Headings. The captions and headings in this Lease have been inserted herein only as a matter of convenience and for reference and in no way define, limit or describe the scope or intent of, or otherwise affect, the provisions of this Lease.

21.12 Severability. If any provision of this Lease shall be deemed to be invalid, it shall be considered deleted therefrom and shall not invalidate the remaining provisions of this Lease.

21.13 Successors and Assigns. The agreements, terms, provisions, covenants and conditions contained in this Lease shall be binding upon and inure to the benefit of Landlord and Tenant and, to the extent permitted herein, their respective successors and assigns.

21.14 Applicable Law. This Lease shall be governed by, and construed in accordance with, the laws of the State in which the Premises are located.

21.15 Recordation of Memorandum of Lease. At either party’s option, a short form memorandum of this Lease, in the form attached hereto as Exhibit D shall be recorded or filed among the appropriate land records of the County in which the Premises is located, and Tenant shall pay the recording costs associated therewith. In the event of a discrepancy between the provisions of this Lease and such short form memorandum thereof, the provisions of this Lease shall prevail.

21.16 Waiver of Jury Trial. TENANT AND LANDLORD HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVE THE RIGHT EITHER OF THEM OR THEIR HEIRS, PERSONAL REPRESENTATIVES, SUCCESSORS OR ASSIGNS MAY HAVE TO A TRIAL BY JURY IN RESPECT TO ANY LITIGATION ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS LEASE OR ANY AGREEMENT CONTEMPLATED TO BE EXECUTED IN CONJUNCTION HEREWITH, OR ANY COURSE OF CONDUCT, COURSE OF DEALING, STATEMENTS (WHETHER VERBAL OR WRITTEN) OR ACTIONS OF ANY PARTY. THIS PROVISION IS A MATERIAL INDUCEMENT TO LANDLORD’S ACCEPTING THIS LEASE.

21.17 Counterparts. This Lease may be executed in counterparts by the parties hereto and each shall be considered an original, but all such counterparts shall be construed together and constitute one Lease between the parties hereto.

21.18 Lease Confirmation Certificate. The parties hereto shall execute a written statement in the form attached hereto as Exhibit E setting forth the Possession Date, Rent Commencement Date and the date of expiration of this Lease promptly after the same shall have been ascertained, but the enforceability of this Lease shall not be affected should either party fail or refuse to execute such statement.

[Remainder of page intentionally left blank]

IN WITNESS WHEREOF, Landlord and Tenant have caused this Lease to be duly executed on or as of the day and year first above written.

Signed, sealed and delivered in the presence of:	COMMERCIAL NET LEASE REALTY, INC., a Maryland corporation

By:
Name:	Name:
Its:

(CORPORATE SEAL)

Name:
“LANDLORD”

UNITED RENTALS, INC.,
a Delaware corporation

By:
Name:	Name:
Its:

Name:
“TENANT”

EXHIBIT A

LEGAL DESCRIPTION

A-1

EXHIBIT B

BASE RENT FOR INITIAL TERM

AND OPTION PERIODS

1. Initial Base Rent for the Initial Term: [INSERT BASE RENT FOR INITIAL TERM OF THE LEASE FOR THIS SITE USING THE INITIAL CAPITALIZATION RATE SET FORTH ON EXHIBIT H OF THE PURCHASE AGREEMENT]

2. Base Rent Increase during the Initial Term: The Base Rent shall be increased every five (5) years (the “Adjustment Dates”) (e.g. Base Rent shall be increased on the first day of the sixth (6th) Lease Year, and the eleventh (11th) Lease Year and, for 20 year leases, at the beginning of the 16th lease year). The Base Rent shall be increased to the greater of (i) the Base Rent for the prior Lease Year plus an additional seven and one-half percent (7.5%); or (ii) the sum obtained by the application of the following mathematical formula, to wit: New Base Rent during the Initial Term = (Base Rent for last month in the prior Lease Year) x (Adjusted Index Level / Base Index Level); provided, however, in no event shall the Base Rent increase on an Adjustment Date by more than twelve and one-half percent (12.5%) thereof.

3. Base Rent Increase during the Option Periods: The Base Rent shall be increased on the first day of each Option Period (the “Option Period Adjustment Dates”). The Base Rent during each of the Option Periods shall be adjusted to the greater of (i) an amount equal to the sum of the Base Rent for the month immediately prior to the beginning of that Option Period plus an additional seven and one-half percent (7.5%) thereof; or (ii) the sum obtained by the application of the following mathematical formula, to wit: New Base Rent during the Option Term = (Base Rent for last month in the prior Lease Year) x (Adjusted Index Level / Base Index Level); provided, however, in no event shall the Base Rent increase on an Option Period Adjustment Date by more than twelve and one-half percent (12.5%) thereof.

4. Definitions. For purposes of this Lease, and the application of the foregoing mathematical formula, the following terms shall have the following meanings, to wit:

The term “Index” shall mean and be defined as the cost of living index as reported in the Consumer Price Index, for Urban Wage Earners and Clerical Workers (1982/4 = 100) published by the Bureau.

The term “Bureau” shall mean and be defined as the Bureau of Labor Statistics of the United States Department of Labor.

The term “Base Index Level” shall mean and be defined as the level of the Index in effect on the Rental Commencement Date.

The term “Adjusted Index Level” shall mean and be defined as the level of the Index in effect on the applicable Adjustment Date or Option Period Adjustment Date.

B-1

If the compilation and/or publication of the Index shall be transferred from the Bureau to any other department, bureau, or agency of the United States of America, or if the Bureau shall adopt a successor Index, the Index published by such successor department, bureau or agency or such successor Index shall be adopted and used as a standard of computing cost-of-living adjustments to the Base Rent. In the event no Index is published for the year in which the Rental Commencement Date shall fall or thereafter, the levels of computation for purposes of adjustments to Base Rent shall be established by interpolation from the published levels nearest to the date on which the levels are to be determined. As soon as possible after publication of all statistics necessary for calculation of the increase in Base Rent on an Adjustment Date or Option Period Adjustment Date, Landlord shall compute the amount of Base Rent to be paid by Tenant and shall notify Tenant thereof in writing, setting forth the manner in, and statistics upon, which the applicable or new Base Rent was computed.

B-2

EXHIBIT C

TENANT ESTOPPEL CERTIFICATE

THIS TENANT ESTOPPEL CERTIFICATE (“Certificate”) is given this      day of                     , 20     by                      (“Tenant”) in favor of                                 , a                     , with principal office and place of business at                                          (“Beneficiary”).

RECITALS:

A. Pursuant to the terms and conditions of that certain Lease Agreement (“Lease”) dated                 ,                                          (“Landlord”) leased to Tenant certain real property in              County,              (“Premises”), which Premises are more particularly described in the Lease.

B. Pursuant to the terms and conditions of the Lease, the Beneficiary has requested that the Tenant execute and deliver this Certificate with respect to the Lease.

NOW, THEREFORE, in consideration of the above premises, the Tenant hereby makes the following statements for the benefit of the Assignee:

1. The copy of the Lease attached hereto and made a part hereof as Exhibit A is a true, correct and complete copy of the Lease, which Lease is in full force and effect as of the date hereof, and has not been modified or amended.

2. The Lease sets forth the entire agreement between the Landlord and the Tenant relating to the leasing of the Premises, and there are no other agreements, written or oral, relating to the leasing of the Premises.

3. To the best of Tenant’s knowledge as of the date hereof, there exists no uncured or outstanding defaults or events of default under the Lease, or events which, with the passage of time, and the giving of notice, or both, would be a default or event of default under the Lease.

4. No notice of termination has been given by Landlord or Tenant with respect to the Lease.

5. All payments due the Landlord under the Lease through and including the date hereof have been made, including the monthly installment of Base Rent (as defined in the Lease) for the period of                      to                      in the amount of $                    .

6. As of the date hereof, the annual Base Rent under the Lease is $                    .

7. To the best of Tenant’s knowledge as of the date hereof, there are no disputes between the Landlord and the Tenant with respect to any rental due under the Lease or with respect to any provision of the Lease.

8. Notwithstanding any provisions of the Lease to the contrary, the Tenant hereby consents to the [collateral] assignment of the Lease by the Landlord to the Beneficiary, and agrees that no terms and conditions of the Lease shall be altered, amended or changed as a result of such assignment.

9. The Tenant hereby agrees that from and after the date hereof [copies of] all notices which Tenant is required to deliver to the Landlord under the Lease with respect to defaults, events of default or failure to perform by the Landlord under the Lease, shall be delivered to Beneficiary at the following address:

__________________________

__________________________

__________________________

__________________________

10. The Tenant represents and warrants that (a) all conditions and requirements to be undertaken by Landlord under the Lease with respect to the construction of a              on the Premises have been completed, (b) all improvements constructed on the Premises have been approved and accepted by Tenant, (c) all utility sources and utility companies which service the Premises have been approved and accepted by Tenant and utility service is available to the Premises, (d) the parking spaces provided at the Premises are acceptable and in compliance with the terms of the Lease, and (f) to the best of Tenant’s knowledge as of the date hereof, Tenant has no offsets, counterclaims or defenses with respect to its obligations under the Lease.

11. The Tenant understands and acknowledges that Beneficiary is relying upon the representations set forth in this Certificate, and may rely thereon in connection with the [collateral] assignment of the Lease to Beneficiary.

IN TESTIMONY WHEREOF, witness the signature of the Tenant as of the day and year first set forth above.

By:
Name:
Its:

STATE OF

COUNTY OF

The foregoing instrument was acknowledged before me this          day of                     , 20     by                             , as                              of                     , a                     , on behalf of the                     . He/she is personally known to me or has produced                      as identification.

Print Name:

Notary Public, State of

Commission #:

My commission expires:

(NOTARY SEAL)

EXHIBIT D

MEMORANDUM OF LEASE

THIS MEMORANDUM OF LEASE, entered into as of this          day of                     , 20    , by and between                                                      , whose address is 450 South Orange Avenue, Suite 900, Orlando, Florida 32801, as Landlord, and                                                      , a                                         , whose address is                                                              , as Tenant.

W I T N E S S E T H:

THAT, Landlord and Tenant have heretofore entered into a certain Lease Agreement dated                     , 20     (the “Lease”) covering certain premises consisting of, among other things, certain real property located in              County,             , more particularly described on Exhibit A attached hereto upon which there is constructed and located certain improvements (together the “Premises”), and

WHEREAS, it is the desire of both Landlord and Tenant to memorialize the Lease and set forth certain pertinent data with respect thereto,

NOW THEREFORE, with respect to the Lease, Landlord and Tenant hereby acknowledge and agree as follows:

1. Demise. The Premises have been and are hereby demised, let and leased by Landlord to Tenant, and taken and accepted by Tenant from Landlord, all pursuant to and in accordance with the Lease.

2. Term. The Initial Term of the Lease is from                     , 20    , until                         . Tenant has the right, privilege and option to renew and extend the Initial Term of the Lease for up to                      (    ) additional periods of five (5) years each, subject to the provisions and conditions of the Lease.

3. Possession. Landlord has delivered possession of the Premises to Tenant and Tenant has accepted delivery and taken possession of the Premises from Landlord.

4. Liens on Landlord’s Interest Prohibited. By the terms of the Lease, Landlord’s interest in the Premises may not be subjected to liens of any nature by reason of Tenant’s construction, alteration, repair, restoration, replacement or reconstruction of any improvements on or in the Premises, including those arising in connection with or as an incident to the renovation of the improvements located on the Premises, or by reason of any other act or omission of Tenant (or of any person claiming by, through or under Tenant) including, but not limited to, mechanics’ and materialmen’s liens. Accordingly, all persons dealing with Tenant are hereby placed on notice that such persons shall not look to Landlord or to Landlord’s credit or assets (including Landlord’s interest in the Premises) for payment or satisfaction of any obligations incurred in connection with the construction, alteration, repair, restoration, renovation, replacement or reconstruction thereof by or on behalf of Tenant. Tenant has no power, right or authority to subject Landlord’s interest in the Premises to any mechanic’s or materialmen’s lien or claim of lien.

5. Subordination, Non-Disturbance and Attornment. The Lease specifically provides that the Lease and Tenant’s leasehold interest in and to the Premises are junior, inferior, subordinate and subject in all respects to any mortgage or mortgages now or hereafter in force and effect upon or encumbering the Premises or any portion thereof, provided that Tenant’s possession and use of the Premises are recognized and not disturbed by any mortgagee until Tenant’s right to possession of the Premises shall have been terminated in accordance with the provisions of the Lease. Tenant shall, and has agreed to, attorn to any successor of the interest of Landlord under the Lease, including the purchaser at any foreclosure sale occasioned by the foreclosure of any such mortgage or mortgages, for the balance of the Term of the Lease remaining at the time of the succession of such interest to such successor.

6. Inconsistent Provisions. The provisions of this Memorandum constitute only a general description of the content of the Lease with respect to matters set forth herein. Accordingly, third parties are advised that the provisions of the Lease itself shall be controlling with respect to all matters set forth herein. In the event of any discrepancy between the provisions of the Lease and this Memorandum, the provisions of the Lease shall take precedence and prevail over the provisions of this Memorandum.

7. Termination of Lease. All rights of Tenant in the Premises shall terminate upon the expiration or earlier termination of the Lease, which may be evidenced by a written notice of such expiration or termination recorded or filed by Landlord among the appropriate land records of the County in which the Premises is located.

IN WITNESS WHEREOF, Landlord and Tenant have caused this Memorandum of Lease to be duly executed on or as of the day and year first above written.

Signed, sealed and delivered in the presence of:
a

By:
Name:	Its:

(CORPORATE SEAL)

Name:
“LANDLORD”

a

By:
Name:	Its:

(CORPORATE SEAL)

Name:
“TENANT”

STATE OF

COUNTY OF

The foregoing instrument was acknowledged before me this      day of                     , 20         by                     , as                      of                     , a                 , on behalf of the                     . He/she is personally known to me or has produced                      as identification.

Print Name:

Notary Public, State of

Commission #:

My commission expires:
(NOTARY SEAL)

STATE OF

COUNTY OF

The foregoing instrument was acknowledged before me this      day of                     , 20         by                     , as                      of                     , a                 , on behalf of the                     . He/she is personally known to me or has produced                      as identification.

Print Name:

Notary Public, State of

Commission #:

My commission expires:
(NOTARY SEAL)

EXHIBIT E

LEASE CONFIRMATION CERTIFICATE

This LEASE CONFIRMATION CERTIFICATE is executed as of this      day of                     , 20        , by and between COMMERCIAL NET LEASE REALTY, INC., a Maryland corporation (“Landlord”) and                                                                  , a                                                               (“Tenant”).

WITNESSETH:

WHEREAS, on                              , 200     Landlord and Tenant entered into that certain Lease (the “Lease”), for the lease of                      (            ) acres located in the City of                         ,                      County,                          and being more particularly described in the Lease. Capitalized terms not otherwise defined herein shall have the meanings ascribed thereto in the Lease.

WHEREAS, pursuant to Section 21.17 of the Lease, the parties have agreed to execute a written statement (the “Lease Confirmation Certificate”) setting forth the Possession Date, Rent Commencement Date, date of expiration of the Lease and Option Term notice dates, and

NOW, THEREFORE, Tenant and Landlord hereby state as follows:

(a)	Possession Date:
Rent Commencement Date:
Expiration Date of First Lease Year:
Date of Expiration of Lease:

(b)	Pursuant to Section ____ of the Lease, the [Minimum / Base] Rent is as follows:

[Lease] Years	Annual Rent Amount	Monthly Rent Amount

[Lease] Years __ - __ (_/_/_ - _/_/_)	$0.00	$0.00

[Lease] Years __ - __ (_/_/_ - _/_/_)	$0.00	$0.00

[Lease] Years __ - __ (_/_/_ - _/_/_)	$0.00	$0.00

[Lease] Years __ - __ (_/_/_ - _/_/_)	$0.00	$0.00

[Lease] Years __ - __ (_/_/_ - _/_/_)	$0.00	$0.00

Option Period [if elected]

[Lease] Years	Annual Rent Amount	Monthly Rent Amount

[Lease] Years __ - __ (_/_/_ - _/_/_)	$0.00	$0.00

[Lease] Years __ - __ (_/_/_ - _/_/_)	$0.00	$0.00

[Lease] Years __ - __ (_/_/_ - _/_/_)	$0.00	$0.00

[Lease] Years __ - __ (_/_/_ - _/_/_)	$0.00	$0.00

[Lease] Years __ - __ (_/_/_ - _/_/_)	$0.00	$0.00

(c)	Pursuant to Article ____ of the Lease, the Option Term notice dates are as follows:

	Option Period:	Deadline for Delivery of Notice to Extend Term:

[Lease] Years __ - __ (_/_/_ - _/_/_)

[Lease] Years __ - __ (_/_/_ - _/_/_)

[Lease] Years __ - __ (_/_/_ - _/_/_)

[Lease] Years __ - __ (_/_/_ - _/_/_)

[Lease] Years __ - __ (_/_/_ - _/_/_)

(d)	Building Square Footage

(e)	Landlord’s Tax I.D. #

This Lease Confirmation Certificate is intended to determine the various dates and time periods referenced above based on the formulae and other substantive provisions contained in the Lease in light of the actual attendant facts and circumstances that have come to pass. In no event is this Lease Confirmation Certificate intended to modify any substantive provision of the Lease, and in the event of a conflict between the terms of the Lease and this Lease Confirmation Certificate, the terms of the Lease shall control.

This Lease Confirmation Certificate may be executed in several counterparts, each of which may be deemed an original, and all such counterparts together shall constitute one and the same Lease Confirmation Certificate.

IN WITNESS WHEREOF, the parties have executed this Lease Confirmation Certificate as of the date and year first above written.

In presence of:	LANDLORD:

COMMERCIAL NET LEASE REALTY, INC., a Maryland corporation

By:
Name:	Name:
Its:

TENANT:

__________________________________, a _______________
__________________________________

By:
Name:
Its:

EXHIBIT F

PROHIBITED TENANTS

“Prohibited Tenants” shall be deemed to include all of the companies (including their affiliates and successors) (i) named as the top 100 rental companies in North America on the list published by the Rental Equipment Register (or its successor); (ii) named as the top 50 rental companies on the list published by European Rental News (or its successors); (iii) identified below; and (iv) identified by United Rentals from time to time upon written notice to Landlord.

Aggreko

Ahern Rentals

Altima

American Equipment Company

Ashtead Group Plc

Atlas Copco Group

Atlas Copco Rental Service

Baker Tank

Battlefield Equipment Co.

Brambles Industries Ltd.

CAT Rental

Falconite, Inc.

GE Capital - equipment leasing divisions

GE Energy Rentals

GE Modulaire Space

Golder Thoma

Haulaway Containers

Hertz Equipment Rental Corp.

HSS Rentals

ICM-Head & Enquist

Lavendon

Maxim Crane

Mobile Mini

Mobile Modular

MS Storage Containers

National Construction Rentals

National Equipment Services, Inc.

National Rent-A-Fence

Nations Rent, Inc.

Neff Corporation/Neff Rentals

Northridge Equipment

Prime Industrial

Prime Energy

Rain for Rent

Ramirent

Rental Service Corporation/Prime Equipment

Rentokil Initial plc

RentX Industries, Inc.

Skyreach Equipment

Star Rentals

Sunbelt Rentals

Sunstate Equipment Co.

Volvo AB - Volvo Rentals

Wajax Ltd.

F-1

EXHIBIT G

“Prohibited Uses” shall be deemed to include (i) the use and occupancy of the Premises for the provision of trench, shoring, trench shields, road plates or related trench and safety equipment, traffic control, flagging, sign, striping and barricade services for highway construction projects and for the distribution, sales, rentals, storage (including outdoor storage), warehousing, maintenance, and repair of construction, industrial, household, roadway and other machinery, tools and equipment of all kinds, the sale of propane, concrete and merchandise of all kinds and for offices and all other related uses (whether current or future) in connection with an equipment rental business and for other related uses in connection with an equipment rental business; (ii) such other uses employed by United Rentals during the Term in connection with its equipment rental business; and (iii) provided they are employed or to be employed by United Rentals in connection with its equipment rental business, such other uses identified by United Rentals from time to time upon written notice to Landlord.

EXHIBIT C

[List of Removed Properties]